UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)
ROCK-TENN COMPANY

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

December 21, 2006

To our Shareholders:

It is our pleasure to invite you to attend our annual meeting of shareholders, which is to be held on January 26, 2007, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. The meeting will start at 9:00 a.m., local time.

The following Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting.

Please complete, sign and return your proxy in the enclosed envelope or follow the other voting procedures described in the proxy statement as soon as possible to ensure that your shares will be represented and voted at the annual meeting. If you attend the annual meeting, you may vote your shares in person even though you have previously voted your proxy.

Very truly yours,
James A. Rubright
Chairman and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on January 26, 2007
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 26, 2007
ELECTION OF DIRECTORS ITEM 1
COMMON STOCK OWNERSHIP BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
ADOPTION AND APPROVAL OF AMENDMENT TO 1993 EMPLOYEE STOCK PURCHASE PLAN ITEM 2
ADOPTION AND APPROVAL OF AMENDMENT TO 2004 INCENTIVE STOCK PLAN ITEM 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ITEM 4
OTHER MATTERS
ADDITIONAL INFORMATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on January 26, 2007

TIME:	9:00 a.m., local time, on Friday, January 26, 2007
PLACE:	Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092
ITEMS OF BUSINESS:	(1) To elect four directors.

(2) To adopt and approve an amendment to the Rock-Tenn Company 1993 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of our Class A Common Stock available for purchase under the plan.

(3) To adopt and approve an amendment to the Rock-Tenn Company 2004 Incentive Stock Plan to increase by 900,000 the number of shares of our Class A Common Stock available for any type of award under the plan, including stock grants, to remove the restriction that limits the number of shares available under the plan for stock grants so that all shares available for issuance under the plan will be available for any type of award under the plan, including stock grants, and to increase the annual limitation on stock grants to any employee under the plan so that no employee will be permitted to receive in any calendar year stock grants or stock unit grants under the plan with a fair market value in excess of $5,000,000 at the time of the grant.

(4) To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of Rock-Tenn Company.
(5) To transact any other business that properly comes before the meeting or any adjournment of the annual meeting.
WHO MAY VOTE:	You can vote if you were a holder of Class A Common Stock of record on November 30, 2006.
ANNUAL REPORT:	A copy of our Annual Report is enclosed.
DATE OF NOTICE:	December 21, 2006.
DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about December 21, 2006.

ROCK-TENN COMPANY
504 Thrasher Street
Norcross, Georgia 30071

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 26, 2007

ABOUT THE MEETING

Who is furnishing this proxy statement?

This proxy statement is being furnished to our shareholders by our board of directors in connection with the solicitation of proxies by the board of directors. The proxies will be used at our annual meeting of shareholders to be held on January 26, 2007 (which we refer to as the “annual meeting”).

What am I voting on?

You will be voting on each of the following:

•	To elect four directors.

•	To adopt and approve an amendment to the Rock-Tenn Company 1993 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of Class A Common Stock (which we refer to as “Common Stock”) available for purchase under the plan. We refer to the amendment to the Rock-Tenn Company 1993 Employee Stock Purchase Plan as the “Purchase Plan Amendment.”

•	To adopt and approve an amendment to the Rock-Tenn Company 2004 Incentive Stock Plan (which we refer to as the “2004 Incentive Stock Plan”) to increase by 900,000 the number of shares of our Common Stock available for any type of award under the plan, including stock grants, to remove the restriction that limits the number of shares available under the plan for stock grants so that all shares available for issuance under the plan will be available for any type of award under the plan, including stock grants, and to increase the annual limitation on stock grants to any employee under the plan so that no employee will be permitted to receive in any calendar year stock grants or stock unit grants under the plan with a fair market value in excess of $5,000,000 at the time of the grant. We refer to the amendment to the Rock-Tenn Company 2004 Incentive Stock Plan as the “Stock Plan Amendment.”

•	To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm. We refer to the appointment of Ernst & Young LLP as our independent registered public accounting firm as the “E&Y Appointment.”

•	To transact any other business that properly comes before the annual meeting or any adjournment of the annual meeting.

As of the date of this proxy statement, the board of directors knows of no other matter that will be brought before the annual meeting.

You may not cumulate your votes for any matter being voted on at the annual meeting and you are not entitled to appraisal or dissenters’ rights.

Who can vote?

You may vote if you owned Class A Common Stock as of the close of business on November 30, 2006, the record date for the annual meeting. As of November 30, 2006, there were 38,697,370 shares of our Class A Common Stock outstanding.

What if my certificates represent Class B Common Stock?

Each share of our Class B Common Stock was automatically converted into one share of Class A Common Stock on June 30, 2002. Each certificate that represented shares of Class B Common Stock represents the same number of shares of Class A Common Stock into which the Class B Common Stock was converted.

How do I vote?

You have four voting options. You may vote using one of the following methods:

•	Over the Internet at the address shown on your proxy card. If you have access to the Internet, we encourage you to vote in this manner.

•	By telephone using the number shown on your proxy card.

•	By completing, signing and returning the enclosed proxy.

•	By attending the annual meeting and voting in person.

Please follow the directions on your proxy card carefully. If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting depends on their voting processes and you should contact your bank or broker for more information.

Can I vote at the annual meeting?

You may vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the annual meeting, we encourage you to vote your shares by proxy. You may vote your proxy via the Internet, by telephone or by mail.

What if my shares are registered in more than one person’s name?

If you own shares that are registered in the name of more than one person, each person must sign the enclosed proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

What does it mean if I receive more than one proxy?

It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, 250 Royall Street, Canton, MA 02021 and may be reached at 1-800-568-3476.

What if I return my proxy but do not provide voting instructions?

If you sign and return your proxy but do not include voting instructions, your proxy will be voted FOR the election of the four nominee directors named on page 5 of this proxy statement, FOR the approval of the Purchase Plan Amendment, FOR the approval of the Stock Plan Amendment and FOR the ratification of the E&Y Appointment.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the annual meeting. You may do this by using one of the following methods:

•	Voting again by telephone or over the Internet prior to 2:00 a.m., E.T., on January 26, 2007.

•	Giving written notice to the Corporate Secretary of our company.

•	Delivering a later-dated proxy.

•	Voting in person at the annual meeting.

How many votes am I entitled to?

You are entitled to one vote for each share of Common Stock you own.

How many votes must be present to hold the annual meeting?

In order for us to conduct the annual meeting, the holders of a majority of the votes of the Common Stock outstanding as of November 30, 2006 must be present at the annual meeting. This is referred to as a quorum. Your shares will be counted as present at the annual meeting if you do one of the following:

•	Vote via the Internet or by telephone.

•	Return a properly executed proxy (even if you do not provide voting instructions).

•	Attend the annual meeting and vote in person.

How many votes are needed to elect directors?

The four nominees receiving the highest number of “yes” votes will be elected directors. This number is called a plurality.

How many votes are needed to adopt and approve, the Purchase Plan Amendment and the Stock Plan Amendment?

To approve and adopt the Purchase Plan Amendment, the “yes” votes cast at the annual meeting must exceed the “no” votes cast at the annual meeting, provided that the total vote cast on the proposal represents over 50% of the total number of shares entitled to vote on the proposal. If you do not vote in person or vote via the Internet or by telephone, or sign and return a proxy, your shares will not be counted as “yes” votes or “no” votes at the annual meeting.

To approve and adopt the Stock Plan Amendment, the “yes” votes cast at the annual meeting must exceed the “no” votes cast at the annual meeting, provided that the total vote cast on the proposal represents over 50% of the total number of shares entitled to vote on the proposal. If you do not vote in person or vote via the Internet or by telephone, or sign and return a proxy, your shares will not be counted as “yes” votes or “no” votes at the annual meeting.

How many votes are needed to ratify the E&Y Appointment?

To ratify the E&Y Appointment, the “yes” votes cast in favor of the matter must exceed the “no” votes cast against the matter.

How many votes are needed for other matters?

To approve any other matter that properly comes before the annual meeting, the “yes” votes cast in favor of the matter must exceed the “no” votes cast against the matter. The board of directors knows of no other matters that will be brought before the annual meeting. If other matters are properly introduced, the persons named in the enclosed proxy as the proxy holders will vote on such matters in their discretion.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under rules of the New York Stock Exchange (which we refer to as the “NYSE”) to vote customers’ unvoted shares on “routine” matters, which includes the election of directors and ratification of the appointment of our independent registered public accounting firm. Accordingly, if a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the annual meeting for purposes of establishing a quorum and will count as “yes” votes or “no” votes, as the case may be, with respect to all “routine” matters voted on at the annual meeting. However, the adoption and approval of the Purchase Plan Amendment and the Stock Plan Amendment are not considered to be “routine” matters under the NYSE rules. Accordingly, a brokerage firm may not vote your shares on these maters without specific instructions from you. If you hold your shares directly in your own name, they will not be voted if you do not vote them or provide a proxy. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the annual meeting for quorum purposes, but will not count as “yes” votes or “no” votes on the Purchase Plan Amendment or the Stock Plan Amendment. These are referred to as broker non-votes.

ELECTION OF DIRECTORS
ITEM 1

Board of Directors

Our board of directors currently has 11 members. The directors are divided into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. At the annual meeting on January 26, 2007, four nominees for director are to be elected to serve on our board of directors until the annual meeting in 2010, or until their successors are qualified and elected. Our board is authorized to increase the size of the board and is authorized to fill the vacancies created by the increase. Any directors elected by the board in this manner will stand for re-election at the next annual meeting of shareholders after their election even if that class of directors is not subject to election in that year.

We do not believe that any of the nominees for director will be unwilling or unable to serve as director. However, if at the time of the annual meeting any of the nominees should be unwilling or unable to serve, proxies will be voted as recommended by the board of directors to do one of the following:

•	To elect substitute nominees recommended by the board.

•	To allow the vacancy created to remain open until filled by the board.

•	To reduce the number of directors for the ensuing year.

In no event, however, can a proxy be voted to elect more than four directors.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR Stephen G. Anderson, Robert B. Currey, L.L. Gellerstedt, III and John W. Spiegel to hold office until the annual meeting of shareholders in 2010, or until each of their successors is qualified and elected. Proxies returned without instructions will be voted FOR these nominees.

Nominees for Election — Term Expiring 2010

		Director
Name	Age	Since	Positions Held

Stephen G. Anderson	68	1977	Dr. Anderson retired in June 2001 from his private practice in Winston-Salem, North Carolina, where he had been a physician for more than five years.
Robert B. Currey	66	1989	Mr. Currey founded Currey & Company, Inc., a producer of consumer lighting products, and has served as chairman and chief executive officer of that business for more than five years. Mr. Currey is the uncle of Russell M. Currey, a director and a division executive of our company.
L. L. Gellerstedt, III	50	1998	Mr. Gellerstedt has served as the president of the office/multi-family division of Cousins Properties, Inc., a real estate development company, since June 2005. Mr. Gellerstedt served as the chairman and chief executive officer of The Gellerstedt Group, a real estate development company, from June 2003 until June 2005. Mr. Gellerstedt served as the president and chief operating officer of The Integral Group, a real estate development company, from January 2001 until June 2003. Mr. Gellerstedt is a director of SunTrust Bank, Atlanta, a subsidiary of SunTrust Banks, Inc., a commercial bank, and Alltel Corporation, a nationwide telecommunications services company.
John W. Spiegel	65	1989	Mr. Spiegel has served as non-executive chairman of S1 Corporation, a provider of integrated applications for financial institutions, since October, 2006. Mr. Spiegel is a director of Bentley Pharmaceuticals, Inc., a specialty pharmaceutical company, a member of the board of trustees of Colonial Properties Trust, a real estate investment trust, a director of HomeBanc Corp., the parent company of HomeBanc Mortgage Corp., a mortgage banking company, and a director of S1 Corporation. Mr. Spiegel served as executive vice president and chief financial officer of SunTrust Banks, Inc., a bank holding company, until August 2000, when he became vice chairman and chief financial officer. He retired from these positions in August 2004. He continued to serve as a non-executive vice chairman of SunTrust Banks Holding Company, a wholly-owned subsidiary of SunTrust Banks, Inc., through March 31, 2005.

Incumbent Directors — Term Expiring 2008

		Director
Name	Age	Since	Positions Held

J. Hyatt Brown	69	1971	Mr. Brown has served as chairman and chief executive officer of Brown & Brown, Inc., an insurance services company, for more than five years. Mr. Brown is also a director of SunTrust Banks, Inc., a bank holding company, BellSouth Corporation, a telephone communications company, FPL Group, Inc., an electric utility company, International Speedway Corp., a motor sports company and Brown & Brown, Inc.
Russell M. Currey	45	2003	Mr. Currey has served as executive vice president and general manager of our corrugated packaging division for more than five years. Mr. Currey joined our company in July 1983. Mr. Currey is the nephew of Robert B. Currey, a director of our company.

		Director
Name	Age	Since	Positions Held

G. Stephen Felker	55	2001	Mr. Felker has served as chairman of the board of Avondale Incorporated, a former textile manufacturer, since 1992, president and chief executive officer of Avondale since 1980, and in various other capacities at Avondale since 1974. He is also a director and executive officer of Avondale Mills, Inc., a former textile manufacturer and wholly-owned subsidiary of Avondale Incorporated. Avondale has ceased its textile operations following a train derailment that destroyed its manufacturing facilities, is selling all of its assets and is pursuing claims against Norfolk Southern Corporation relating to the derailment. Mr. Felker is also a director of American Fibers and Yarns Company, a yarn manufacturer, and USPA Properties, Inc., an apparel brand licensing company.

Incumbent Directors — Term Expiring 2009

		Director
Name	Age	Since	Positions Held

John D. Hopkins	68	1989	Mr. Hopkins has served as counsel with Womble Carlyle Sandridge & Rice, PLLC, a full-service law firm, since October 2003. Mr. Hopkins served as executive vice president and general counsel of Jefferson-Pilot Corporation, a holding company with insurance and broadcasting subsidiaries, from April 1993 until he retired in May 2003.
James W. Johnson	65	1984	Mr. Johnson has served as president and chief executive officer of McCranie Tractor Company, a John Deere and Case tractor dealership, for more than five years. Mr. Johnson has served on the board of Taylor Regional Hospital for over 20 years.
James A. Rubright	60	1999	Mr. Rubright has served as our chief executive officer since October 1999 and chairman of the board since January 2000. Mr. Rubright is also a director of AGL Resources Inc., an energy company, Oxford Industries, Inc., a manufacturer and seller of branded and private label apparel, and Avondale Incorporated, a former textile manufacturer.
James E. Young	57	2003	Mr. Young has served as president and chief executive officer of CitizensTrustBank, a commercial bank, since 1998. He is also a member of the board of directors of Citizens Trust Bank and CitizensBancshares Corporation, a bank holding company.

Corporate Governance

Corporate Governance Guidelines.  We have posted our Corporate Governance Guidelines on our Internet website at www.rocktenn.com. Copies of our Corporate Governance Guidelines are available, without charge, at the written request of any shareholder of record. Requests for copies should be mailed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, GA 30071, Attention: Corporate Secretary.

Director Independence.  Our board of directors annually conducts an assessment of the independence of each director in accordance with our Corporate Governance Guidelines, applicable rules and regulations of the Securities and Exchange Commission (which we refer to as the “SEC”), and the corporate governance standards of the NYSE. The board assesses each director’s independence by reviewing any potential conflicts of interest and significant outside relationships. In determining each director’s independence, the board broadly considers all relevant facts and circumstances, including specific criteria included in the NYSE’s corporate governance standards. For these purposes, the NYSE requires the board to consider certain relationships that existed during a three-year look-back period. The board considers the issue not merely from the standpoint of a director, but also from the standpoint of persons or organizations with which the director has an affiliation.

An independent director is free of any relationship with our company or our management that impairs the director’s ability to make independent judgments.

The board of directors conducted an assessment of the independence of each director at its last regularly scheduled meeting. Based on this assessment, the board affirmatively determined that the following directors were independent: Dr. Anderson and Messrs. Brown, Robert Currey, Felker, Gellerstedt, Hopkins, Johnson, Spiegel and Young. The board of directors determined that each of these directors had no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with our company). The board determined that neither of Messrs. Russell Currey and Rubright is independent because each is an employee of our company. The board determined that each of Dr. Anderson and Messrs. Hopkins, Johnson and Young is independent because he had no significant relationship with our company (other than as a director and shareholder). The board determined that no relationship that each of Messrs. Brown, Robert Currey, Felker, Gellerstedt and Spiegel has with our company was material for purposes of determining his independence. In making that determination, the board considered the following relationships that each of Messrs. Brown, Robert Currey, Felker, Gellerstedt and Spiegel had with our company (some of which are also are described under the heading “Certain Transactions” elsewhere in this proxy statement):

Messrs. Brown, Gellerstedt, and Spiegel:  Mr. Brown serves on the board of directors of SunTrust Banks, Inc. Mr. Gellerstedt serves on the board of directors of SunTrust Bank, Atlanta, a subsidiary of SunTrust Banks, Inc. Mr. Spiegel served as vice chairman and chief financial officer of SunTrust Banks, Inc. during fiscal 2004 through August 2004, when he retired. Mr. Spiegel continued to serve as a non-executive Vice Chairman of SunTrust Bank Holding Company, a subsidiary of SunTrust Banks, Inc. (a non-executive position) through March 31, 2005. Our company made payments to SunTrust Banks, Inc. and its subsidiaries during fiscal 2006, 2005 and 2004 for various banking and financial consulting services, including for certain services related to our credit facility and our letter of credit facility during fiscal 2006, 2005 and 2004 and for our asset securitization facility during fiscal 2006. The aggregate of these payments did not exceed 1% of our gross revenues during fiscal 2006 or 1% of SunTrust Banks’ gross revenues during its fiscal year ended December 31, 2005. The board determined that these payments and relationships were not material for these purposes.

J. Hyatt Brown:  Mr. Brown is an executive officer of Brown & Brown, Inc. Our company made payments to Brown & Brown, Inc. for insurance services during fiscal 2006 as described below under the heading “Certain Transactions.” Our board also considered similar payments made during fiscal 2005 and 2004. The board determined that these payments and relationships were not material for these purposes.

Robert B. Currey:  Mr. Currey is an owner and executive officer of Currey & Company, which purchased products from our company during fiscal 2006 as described below under the heading “Certain Transactions.” Our board also considered similar payments made during fiscal 2005 and 2004. The board determined that these payments and relationships were not material for these purposes.

G. Stephen Felker:  Mr. Rubright serves on the board of directors of Avondale Incorporated, of which Mr. Felker is a director, an executive officer and a substantial shareholder. The board determined that this relationship was not material for these purposes.

Our company purchases products and services in the normal course of business from many suppliers and sells products and services to many customers. In some instances, these transactions occur with companies with which members of our board of directors have relationships as directors or executive officers. Further, members of the board have relationships as directors or executive officers with certain companies that hold or held our debt and equity securities. For purposes of our board’s affirmative determinations of director independence, none of these relationships was considered significant, either individually or collectively, except as described above or under the heading “Certain Transactions” elsewhere in this proxy statement. For these purposes, the board determined that these relationships were not material either individually or collectively.

Audit Committee Membership Criteria.  The NYSE requires that if listed companies do not limit the number of audit committees on which its audit committee members may serve to three or less, then in the event that a director simultaneously serves on the audit committees of more than three public companies, the board must determine that such simultaneous service would not impair the ability of that member to effectively serve on the company’s audit committee and disclose that determination. Our company has not adopted any specific requirements limiting the number of audit committees on which board members may serve.

Since retiring as an executive officer of SunTrust Banks, Inc., Mr. Spiegel advised our board in August 2004 and September 2005 that he had been nominated to join the audit committee of S1 Corporation and HomeBanc Corp., respectively, both of which are publicly held companies. In each case, this would result in Mr. Spiegel serving on the audit committees of more than three public companies. In both instances, the board determined that serving on an additional audit committee would not impair Mr. Spiegel’s ability to effectively serve on our audit committee. Mr. Spiegel currently serves on five audit committees.

Director Self-Evaluation.  Our board of directors conducts an annual self-evaluation of the board, its committees and its individual members pursuant to our Corporate Governance Guidelines. The nominating and corporate governance committee is responsible for overseeing the self-evaluation process and making a report to the board of directors pursuant to our Corporate Governance Guidelines.

Meetings of Non-Management Directors.  Our non-management directors generally meet separately from the other directors in executive session after board meetings and board committee meetings. Pursuant to our Corporate Governance Guidelines, our non-management directors will meet in regularly scheduled executive sessions after board meetings and at such other times as may be scheduled by our chairman of the board or by our presiding independent director. The NYSE corporate governance standards define non-management directors to include any directors who are not executive officers of our company, including any directors who are not independent by virtue of a material relationship, former status or family relationship, or for any other reason.

Presiding Independent Director.  Mr. Brown is currently serving as the presiding independent director, in accordance with our Corporate Governance Guidelines.

Director Education.  Our board of directors has adopted a director education policy under which we will reimburse directors for tuition and all customary and reasonable expenses incurred in connection with attending a director education seminar once every two years. In addition, any director desiring to be reimbursed for additional programs may be reimbursed upon approval of the chairman of the nominating and corporate governance committee.

Communicating with Our Directors.  So that shareholders and other interested parties may make their concerns known, we have established a method for communicating with our directors, including our presiding independent director and other non-management directors. There are two ways to communicate with our directors:

•	By mail: Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071.

•	By facsimile: (770) 248-4402.

Communications that are intended specifically for our presiding independent director or other non-management directors should be marked “Attention: Independent Director Communications.” All other director communications should be marked “Attention: Director Communications.” Our company’s legal department will facilitate all of these communications. We have posted a summary of this method for communicating with our directors on our Internet website at www.rocktenn.com.

Our directors are encouraged to attend and participate in the annual meeting. Except for Messrs. Gellerstedt and Spiegel, all of our directors attended the annual meeting of shareholders held on January 27, 2006.

Codes of Business Conduct and Ethics

Employee Code of Business Conduct.  Our board of directors has adopted a code of business conduct for our employees. Failure to comply with this code of business conduct is a serious offense and will result in appropriate disciplinary action. We will disclose, to the extent and in the manner required by any applicable law or NYSE corporate governance standard, any waiver of any provision of this code of business conduct for executive officers of the company.

Code of Business Conduct and Ethics for Board of Directors.  Our board of directors has also adopted a code of business conduct and ethics for our board of directors. Failure to comply with this code of business conduct and ethics is a serious offense and will result in appropriate disciplinary action. We will disclose, to the extent and in the manner required by any applicable law or NYSE corporate governance standard, any waiver of any provision of this code of business conduct and ethics.

Code of Ethical Conduct for Chief Executive Officer and Senior Financial Officers.  Our board of directors has also adopted a code of ethical conduct for our principal executive officer (our chief executive officer), our principal financial officer (our chief financial officer) and our principal accounting officer (our chief accounting officer). These officers are expected to adhere at all times to this code of ethical conduct. Failure to comply with this code of ethical conduct for our chief executive officer and senior financial officers is a serious offense and will result in appropriate disciplinary action. Our board of directors and our audit committee each has the authority to independently approve, in their sole discretion, any such disciplinary action as well as any amendment to and any waiver or material departure from a provision of this code of ethical conduct. We will disclose on our Internet website at www.rocktenn.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), the nature of any amendment to this code of ethical conduct (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this code of ethical conduct, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this code of ethical conduct that has been made known to any of our executive officers.

Copies.  We have posted copies of each of these codes of business conduct and ethics on our Internet website at www.rocktenn.com. Copies of these codes of business conduct and ethics are also available, without charge, at the written request of any shareholder of record. Requests for copies should be mailed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, GA 30071, Attention: Corporate Secretary.

Director Nominations

As provided in its charter, our nominating and corporate governance committee is responsible for evaluating and recommending candidates for the board of directors, including incumbent directors whose terms are expiring and potential new directors. The committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee periodically assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. If no vacancies are anticipated, the committee considers the current qualifications of incumbent directors whose terms are expiring. If vacancies arise or the committee anticipates vacancies, the committee considers various potential candidates for director. Candidates may come to the attention of the committee through current board members, professional search firms the committee may seek to engage or other persons. Our board of directors does not currently expect any board vacancies to arise due to retirement or otherwise. The four nominees that the board has recommended for election by the shareholders, as described above under the heading “Election of Directors — Recommendation of the Board of Directors” are incumbent directors whose terms are expiring.

The nominating and corporate governance committee will also consider and evaluate candidates properly submitted for nomination by shareholders in accordance with the procedures set forth in our bylaws, which are described below under the heading “Additional Information — Shareholder Nominations for Election of Directors.” Following verification of the shareholder status of persons proposing candidates, the committee will aggregate and consider qualifying nominations. If a shareholder provides materials in connection with the nomination of a director candidate, our Corporate Secretary will forward the materials to the committee. Based on its evaluation of any director candidates nominated by shareholders, the nominating and corporate governance committee will determine whether to include the candidate in its recommended slate of director nominees.

When the nominating and corporate governance committee reviews a potential new candidate, consistent with our Corporate Governance Guidelines, the committee will apply the criteria it considers appropriate. The committee generally considers the candidate’s qualifications in light of the needs of the board and our company at that time given the current mix of director attributes. Our Corporate Governance Guidelines contain specific criteria for board and board committee membership. In accordance with our Corporate Governance Guidelines, the board of directors will strive to select as candidates for board membership a mix of individuals who represent diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to our company’s activities as well as other characteristics that will contribute to the overall ability of the board to perform its duties and meet changing conditions. Our Corporate Governance Guidelines also provided that each director must meet the following criteria:

•	Be free of conflicts of interest and other legal and ethical issues that would interfere with the proper performance of the responsibilities of a director (recognizing that some directors may also be executive officers of our company).

•	Be committed to discharging the duties of a director in accordance with the Corporate Governance Guidelines and applicable law.

•	Be willing and able to devote sufficient time and energy to carrying out his or her duties effectively and be committed to serve on the board for an extended period of time.

•	Have sufficient experience to enable the director to meaningfully participate in deliberations of the board and one or more of its committees and to otherwise fulfill his or her duties.

Our bylaws also provide that directors must retire when they reach the age of 72, although they may continue to serve until the next annual or special meeting of shareholders at which directors are to be elected. The Corporate Governance Guidelines also provide that any director who has a significant change in his or her full time job responsibilities must give prompt written notice to the board of directors, specifying the details, and must submit to the board of directors a letter of resignation from the board of directors and from each committee of the board of directors on which the director serves. Submission of a letter of resignation provides the board of directors the opportunity to review the continued appropriateness of the director’s membership on the board of directors and committees of the board of directors under the circumstances. The board of directors may reject or accept the letter of resignation as it deems to be appropriate.

The nominating and corporate governance committee also considers the candidate’s independence, as defined in the Corporate Governance Guidelines and in the corporate governance standards of the NYSE, as described above under the heading “Election of Directors — Corporate Governance — Director Independence.” The committee expects a high level of commitment from our directors and considers a candidate’s service on other boards and board committees to ensure that the candidate has sufficient time to effectively serve our company. Different requirements apply with respect to submitting shareholder proposals for inclusion in the proxy statement and with respect to other proposals to be considered at an annual meeting of our shareholders, as described under the heading “Additional Information — Shareholder Proposals.”

Meetings of the Board of Directors

Our board of directors held five meetings during fiscal 2006. Each director attended at least 75% of all meetings of the board and committees combined on which they served in fiscal 2006.

Committees of the Board of Directors

The board of directors has an executive committee, an audit committee, a compensation committee, and a nominating and corporate governance committee.

Executive Committee.  Messrs. Brown, Hopkins, Rubright and Spiegel are members of the executive committee. Mr. Brown is chairman of the committee.

The executive committee is authorized to exercise the authority of the full board in managing the business and affairs of our company. However, the executive committee does not have the power to do any of the following: (1) approve or propose to shareholders action that Georgia law requires to be approved by shareholders; (2) fill vacancies on the board or any of its committees; (3) amend our charter; (4) adopt, amend or repeal our bylaws; or (5) approve a plan of merger not requiring shareholder approval.

The executive committee held one meeting during fiscal 2006.

Audit Committee.  Dr. Anderson and Messrs. Robert Currey, Spiegel and Young are members of the audit committee. Mr. Spiegel is chairman of the committee.

The board of directors has determined that Mr. Spiegel is an “audit committee financial expert” as that term is defined in Item 401(h)(1) of Regulation S-K under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and the Exchange Act. The board of directors has also determined that all members of the committee are independent. See “Election of Directors — Corporate Governance — Director Independence” above.

The board of directors established the audit committee to assist the board of directors in fulfilling its responsibilities with respect to the oversight of the following: (1) the integrity of our financial statements; (2) our system of internal control over financial reporting; (3) the performance of our internal audit function; (4) the independence, qualifications and performance of our independent auditor; and (5) our system of compliance with legal and regulatory requirements. The principal duties and responsibilities of the audit committee are set forth in its charter, which was adopted by the board of directors. The audit committee may exercise additional authority prescribed from time to time by the board of directors.

The audit committee held seven meetings during fiscal 2006, including meetings to review and discuss with the independent auditor and management our quarterly earnings releases as well as the financial statements and the disclosure under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our quarterly reports on Form 10-Q and in our annual report on Form 10-K.

Compensation Committee.  Messrs. Felker, Gellerstedt, and Spiegel are members of the compensation committee. The board of directors has determined that all members of the committee are independent. See “Election of Directors — Corporate Governance — Director Independence” above. Mr. Gellerstedt is chairman of the committee.

The purpose of the compensation committee is to assist the board of directors in fulfilling its responsibilities with respect to compensation of our executives and non-employee directors. The committee’s principal duties and responsibilities are to do the following:

(1) except to the extent that the committee elects to seek the approval of the board of directors with respect thereto,

(a) review and approve corporate goals and objectives relating to compensation of our chief executive officer (“CEO”);

(b) evaluate the CEO’s performance in light of any these goals and objectives; and

(c) determine and approve the CEO’s compensation level based on any such evaluation;

(2) except to the extent that the committee delegates the responsibility to the CEO or elects to seek the approval of the board of directors with respect thereto,

(a) review and approve goals, objectives and recommendations relating to compensation of senior executives (other than the CEO) submitted to the committee by the CEO; and

(b) approve the compensation for senior executives (other than the CEO);

(3) adopt, amend and administer our equity plans, cash-based long-term incentive compensation plans and non-qualified deferred compensation plans, except as otherwise provided in those plans;

(4) make recommendations to the board of directors with respect to compensation of our non-employee directors; and

(5) prepare the report from the committee required by applicable law to be included in our annual proxy statement.

The compensation committee held five meetings during fiscal 2006.

Nominating and Corporate Governance Committee.  Dr. Anderson and Messrs. Brown, Hopkins and Johnson are members of the nominating and corporate governance committee. Mr. Hopkins is chairman of the committee. The board of directors has determined that all members of the committee are independent. See “Election of Directors — Corporate Governance — Director Independence” above.

The purpose of the nominating and corporate governance committee is to serve as the primary resource for the board of directors in fulfilling its corporate governance responsibilities including, without limitation, with respect to identifying and recommending qualified candidates for our board of directors and its committees; overseeing the evaluation of the effectiveness of the board of directors and its committees; and developing and recommending corporate governance guidelines. The committee’s principal duties and responsibilities are to do the following:

(1) develop and recommend corporate governance guidelines and any changes to any corporate governance guidelines;

(2) review and make recommendations regarding corporate governance proposals by shareholders;

(3) lead the search for potential director candidates;

(4) evaluate and recommend candidates for our board of directors, including incumbent directors whose terms are expiring and potential new directors;

(5) assist in the process of attracting qualified director nominees;

(6) evaluate and recommend changes to the size, composition and structure of the board of directors and its committees;

(7) evaluate and recommend changes to the membership criteria for the board of directors and its committees;

(8) develop and recommend to the board of directors and, when approved by the board of directors, oversee an annual self-evaluation process for the board of directors and its committees in accordance with the Corporate Governance Guidelines and recommend to the board of directors any changes to the process that the committee considers appropriate;

(9) consult with the compensation committee regarding non-employee director compensation, as requested, in accordance with the Corporate Governance Guidelines; and

(10) recommend orientation and education procedures for directors as the committee considers appropriate.

The nominating and corporate governance committee will also consider and evaluate candidates properly submitted for nomination by shareholders in accordance with the procedures set forth in our bylaws, which are described below under the heading “Additional Information — Shareholder Nominations for Election of Directors.” See also “Election of Directors — Director Nominations” above.

The nominating and corporate governance committee held three meetings during fiscal 2006.

Copies of Committee Charters.  The audit committee charter is attached to this proxy statement as Appendix A. We have posted on our Internet website at www.rocktenn.com copies of the charters of each of the audit committee, the compensation committee and the nominating and corporate governance committee.

Copies of these charters are also available, without charge, at the written request of any shareholder of record. Requests for copies should be mailed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, GA 30071, Attention: Corporate Secretary.

Compensation of Directors

For fiscal 2006, directors who are not employees of our company received $32,500 plus $2,000 for each board and committee meeting attended in person and $1,000 for each meeting attended via conference call. Each director who chairs a committee and is not an employee of our company received an additional $5,000. In addition, each non-employee director received, on January 27, 2006, pursuant to our 2004 Incentive Stock Plan, a grant of 2,000 shares of our Common Stock that will vest on January 27, 2007.

COMMON STOCK OWNERSHIP BY MANAGEMENT
AND PRINCIPAL SHAREHOLDERS

The table below shows, as of November 30, 2006, how many shares of our Common Stock each of the following beneficially owned: our directors, named executive officers (as defined below under “Executive Compensation — Summary Compensation Table”), owners of 5% or more of our Common Stock and our directors and executive officers as a group. Under the rules of the SEC, a person “beneficially owns” securities if that person has or shares the power to vote or dispose of the securities. The person also “beneficially owns” securities that the person has the right to purchase within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities, and a person may be deemed to beneficially own securities in which he or she has no financial interest. Except as shown in the footnotes to the table, the shareholders named below have the sole power to vote or dispose of the shares shown as beneficially owned by them.

	Beneficial Ownership of Class A Common Stock
	Number of	Percent of
Directors and Named Executive Officers	Shares(1)	Class(2)

James A. Rubright(3)	1,145,174	2.90%
David E. Dreibelbis(4)	534,761	1.37%
Steven C. Voorhees(5)	383,346	*
Robert B. McIntosh(6)	161,204	*
Michael E. Kiepura(7)	105,492	*
Stephen G. Anderson(8)	463,859	1.20%
J. Hyatt Brown(9)	2,443,937	6.31%
Robert B. Currey(10)	158,650	*
Russell M. Currey(11)	1,170,405	3.01%
G. Stephen Felker(12)	25,667	*
L. L. Gellerstedt, III(13)	17,667	*
John D. Hopkins(14)	119,131	*
James W. Johnson(15)	168,197	*
John W. Spiegel(16)	64,069	*
James E. Young(17)	9,667	*
All directors and executive officers as a group (17 persons)(18)	7,146,270	17.69%

Shareholders
Dimensional Fund Advisors Inc.(19)	3,178,813	8.21%

*	Less than 1%.

(1)	These shares include certain restricted stock awards that were granted to our executive officers on May 10, 2002, May 15, 2003, May 4, 2004, May 9, 2005, and May 8, 2006, some of which had not vested as of November 30, 2006. These persons have the power to vote and receive dividends on these shares, but do not have the power to dispose of, or to direct the disposition of, the shares until the shares are vested pursuant to the terms of the restricted stock grants.

(2)	Based on an aggregate of shares of Common Stock issued and outstanding as of November 30, 2006 plus, for each individual, the number of shares of Common Stock issuable upon exercise of outstanding stock options that are or will become exercisable prior to January 29, 2007.

(3)	Share balance includes:

• 770,000 shares issuable upon exercise of stock options beneficially owned by Mr. Rubright, and

• 266,500 shares of restricted stock granted to Mr. Rubright.

(4)	Share balance includes:

• 233,000 shares issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis, and

• 75,083 shares of restricted stock granted to Mr. Dreibelbis.

(5)	Share balance includes:

• 220,000 shares issuable upon exercise of stock options beneficially owned by Mr. Voorhees,

• 75,083 shares of restricted stock granted to Mr. Voorhees, and

• 2,000 shares beneficially owned by Mr. Voorhees as custodian for two investment accounts for the benefit of his children.

(6)	Share balance includes:

• 92,600 shares issuable upon exercise of stock options beneficially owned by Mr. McIntosh, and

• 49,266 shares of restricted stock granted to Mr. McIntosh.

(7)	Share balance includes:

• 51,000 shares issuable upon exercise of stock options beneficially owned by Mr. Kiepura, and

• 51,916 shares of restricted stock granted to Mr. Kiepura.

(8)	Share balance includes:

• 12,667 shares issuable upon exercise of stock options beneficially owned by Dr. Anderson,

• 2,000 shares of restricted stock beneficially owned by Dr. Anderson,

• 196,496 shares deemed beneficially owned by Dr. Anderson as trustee of a trust for which he is the trustee, grantor and beneficiary, and

• 252,196 shares deemed beneficially owned by Dr. Anderson’s spouse as trustee for a trust for which she is the trustee, grantor and beneficiary.

(9)	Mr. Brown’s address is P.O. Drawer 2412, Daytona Beach, Florida 32115. Share balance includes:

• 12,667 shares issuable upon exercise of stock options beneficially owned by Mr. Brown,

• 2,000 shares of restricted stock beneficially owned by Mr. Brown,

• 1,762,200 shares beneficially owned by Ormond Riverside, Limited Partnership, for which Mr. Brown serves as president of the sole general partner,

• 559,970 shares held indirectly by Brown & Brown, Inc., of which Mr. Brown serves as chairman and chief executive officer, and

• 106,100 shares owned by Mr. Lloyd Moody that Mr. Brown has a durable power-of-attorney for disposition.

(10)	Share balance includes:

• 12,667 shares issuable upon exercise of stock options beneficially owned by Mr. Robert Currey,

• 2,000 shares of restricted stock beneficially owned by Mr. Robert Currey, and

• 142,363 shares held in joint tenancy with Mr. Robert Currey’s spouse.

(11)	Share balance includes:

• 147,000 shares issuable upon exercise of stock options beneficially owned by Mr. Russell Currey,

• 30,466 shares of restricted stock granted to Mr. Russell Currey,

• 516,343 shares deemed beneficially owned by Mr. Russell Currey as trustee of a trust for the benefit of his mother,

• 2,468 shares held by Mr. Russell Currey’s spouse, and

• 331,373 shares owned by Mr. Brad Currey for which Mr. Russell Currey is the proxy agent.

(12)	Share balance includes:

• 12,667 shares issuable upon exercise of stock options beneficially owned by Mr. Felker, and

• 2,000 shares of restricted stock granted to Mr. Felker.

(13)	Share balance includes:

• 12,667 shares issuable upon exercise of stock options beneficially owned by Mr. Gellerstedt,

• 2,000 shares of restricted stock granted to Mr. Gellerstedt, and

• 73 shares held by Mr. Gellerstedt’s daughter.

(14)	Share balance includes:

• 12,667 shares issuable upon exercise of stock options beneficially owned by Mr. Hopkins,

• 2,000 shares of restricted stock granted to Mr. Hopkins,

• 100 shares held by Mr. Hopkins’ spouse, and

• 10,000 shares deemed beneficially owned by Mr. Hopkins as trustee of a trust for which he is the trustee, grantor and beneficiary.

(15)	Share balance includes:

• 12,667 shares issuable upon exercise of stock options beneficially owned by Mr. Johnson,

• 2,000 shares of restricted stock granted to Mr. Johnson,

• 32,418 shares held by Mr. Johnson’s spouse, and

• 8,600 shares deemed beneficially owned by Mr. Johnson as trustee of a trust for the benefit of the McCranie Companies Profit Sharing Plan.

(16)	Share balance includes:

• 12,667 shares issuable upon exercise of stock options beneficially owned by Mr. Spiegel, and

• 2,000 shares of restricted stock granted to Mr. Spiegel.

(17)	Share balance includes:

• 6,667 shares issuable upon exercise of stock options beneficially owned by Mr. Young, and

• 2,000 shares of restricted stock granted to Mr. Young.

(18)	Share balance includes:

• 1,691,603 shares issuable upon exercise of stock options beneficially owned by our directors and executive officers, and

• 641,247 shares of restricted stock beneficially owned by our directors and executive officers.

(19)	According to its Schedule 13G filed with the SEC on February 6, 2006, Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California, 90401, serves as an investment advisor with sole dispositive power and sole voting power for all these shares. For purposes of the Exchange Act, Dimensional Fund Advisors, Inc. is deemed to be the beneficial owner of these securities; however, Dimensional Fund Advisors Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities. Number of shares stated in this table obtained from Schedule 13F filed with the SEC on October 30, 2006.

EXECUTIVE OFFICERS

Identification of Executive Officers

The executive officers of our company are as follows as of November 30, 2006:

Name	Age	Position Held

James A. Rubright	60	Chairman of the Board and Chief Executive Officer
David E. Dreibelbis	54	Executive Vice President; General Manager Paperboard Division
James L. Einstein	61	Executive Vice President; General Manager Alliance Division
Michael E. Kiepura	50	Executive Vice President; General Manager Folding Carton Division
Steven C. Voorhees	52	Executive Vice President and Chief Financial Officer
Robert B. Mclntosh	49	Senior Vice President, General Counsel and Secretary
A. Stephen Meadows	56	Chief Accounting Officer

James A. Rubright has served as our CEO since October 1999 and chairman of the board since January 2000. Mr. Rubright is also a director of AGL Resources Inc., an energy company, Oxford Industries, Inc., a manufacturer and seller of branded and private label apparel, and Avondale Incorporated, a former textile manufacturer.

David E. Dreibelbis has served as executive vice president and general manager of our paperboard division since November 2000. From September 1992 to October 2000, Mr. Dreibelbis was the executive vice president and general manager of our mill group. Mr. Dreibelbis joined our company in April 1979.

James L. Einstein has served as executive vice president and general manager of our Alliance division since November 2000. From January 1995 until October 2000, Mr. Einstein served as vice president and general manager of our display operations.

Michael E. Kiepura has served as executive vice president of our folding carton division since June 2005. From August 2001 to June 2005, Mr. Kiepura was the senior vice president of sales in the folding carton division. From November 1999 to July 2001, Mr. Kiepura was senior vice president, eastern region, folding carton division.

Steven C. Voorhees has served as our executive vice president and chief financial officer since September 2000.

Robert B. Mclntosh has served as our senior vice president, general counsel and secretary since August 2000.

A. Stephen Meadows joined our company in July 2006 and was elected as our chief accounting officer in November 2006. From March 2005 to March 2006, Mr. Meadows was chief accounting officer at Drummond Company, Inc., which is principally engaged in the business of mining, purchasing, processing and selling of coal and coal derivatives. From May 2002 to January 2005, Mr. Meadows was vice president finance and risk management at Progress Energy, a diversified energy company. From April 2000 to May 2002, Mr. Meadows was chief financial officer of the law firm Sirote & Permutt, P.C.

All our executive officers are elected annually by and serve at the discretion of either the board of directors or the chairman of the board.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows the compensation earned during fiscal 2006, 2005 and 2004 by our CEO and by our four other most highly compensated executive officers who were serving at the end of the fiscal 2006. These individuals are called the “named executive officers.”

Summary Compensation Table

					Long Term
					Compensation Awards
	Annual Compensation				Restricted	Securities
				Other Annual	Stock	Underlying	All Other
	Fiscal			Compensation	Awards	Options/SARs	Compensation
Name and Principal Position	Year	Salary	Bonus	(1)	(2)	(#)	(3)

James A. Rubright	2006	$791,000	$923,817	—	$1,999,890	0	$56,051
Chairman and Chief	2005	756,750	403,230	—	786,100	170,000	39,425
Executive Officer	2004	726,250	475,411	—	616,000	40,000	40,800
David E. Dreibelbis	2006	360,000	298,864	—	629,595	0	19,765
Executive Vice President	2005	358,750	169,233	—	168,450	40,000	16,087
General Manager,	2004	353,179	119,654	—	192,500	30,000	13,311
Paperboard Division
Steven C. Voorhees	2006	342,500	309,621	—	629,595	0	23,178
Executive Vice President	2005	330,000	125,341	—	168,450	40,000	17,279
and Chief Financial Officer	2004	311,250	134,258	—	192,500	30,000	17,004
Michael E. Kiepura	2006	307,500	248,106	—	629,595	50,000	17,899
Executive Vice President	2005	257,310	48,532	—	56,150	9,000	8,549
General Manager,	2004	242,365	65,408	—	77,000	12,000	7,783
Folding Carton Division
Robert B. McIntosh	2006	247,500	190,741	—	503,676	0	15,758
Senior Vice President,	2005	235,000	90,343	—	112,300	15,000	12,376
General Counsel	2004	216,600	95,063	—	77,000	12,500	11,986
and Secretary

(1)	Unless reported in this column, the aggregate amount of perquisites and other personal benefits for any fiscal year did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for a named executive officer.

(2)	Dollar amounts shown equal the number of shares of restricted stock multiplied by the closing market price of our unrestricted stock on the dates of grant (i.e., $16.46 on May 8, 2006, $11.23 on May 9, 2005 and $15.40 on May 4, 2004).

• The shares of restricted stock granted in fiscal 2006 will not be deemed issued and will not have voting or dividend rights until the relevant performance or market conditions have been met. The performance condition and two of the market conditions have been met as of September 30, 2006. Accordingly, a portion of the restricted stock granted in fiscal 2006 has been issued and has voting and dividend rights. Provided that the relevant performance or market conditions have been met, unless forfeited (e.g., by termination of employment) at an earlier date, these awards of restricted Common Stock will vest in one-third increments on, and may not be transferred before, the following dates: May 8, 2009, 2010 and 2011, respectively.

• Unless vested (pursuant to net income performance criteria) or forfeited (e.g., by termination of employment) at an earlier date, the awards of restricted Common Stock granted in fiscal 2005 and 2004 will vest in one-third increments on, and may not be transferred before, the following dates: (a) for the restricted stock awards granted in 2005, May 9, 2008, 2009, and 2010, respectively, and (b) for the restricted stock awards granted in 2004, May 4, 2007, 2008, and 2009, respectively.

• The restricted stock awards granted in fiscal 2005 are also subject to earlier vesting upon satisfaction of specified performance criteria. The shares subject to these restricted stock awards will vest early as follows: (1) one-third on March 31, 2006, for net income growth as compared to the base period (the 12 months ended March 31, 2005) of at least 20% during the 12 months ending March 31, 2006 (including excess amounts from subsequent periods); (2) another one-third on March 31, 2007, for net income growth as compared to the base period of at least 32% during the 12 months ending on March 31, 2007 (including excess amounts from prior or subsequent periods); and (3) the final one-third on March 31, 2008, for net income growth as compared to the base period of at least 45.2% during the 12 months ending on March 31, 2008 (including excess amounts from prior periods).

• The restricted stock awards granted in fiscal 2004 are also subject to earlier vesting upon satisfaction of specified performance criteria. The shares subject to these restricted stock awards will vest early as follows: (1) one-third on March 31, 2005, for net income growth as compared to the base period (the 12 months ended March 31, 2004) of at least 10% during the 12 months ending March 31, 2005 (including excess amounts from subsequent periods); (2) another one-third on March 31, 2006, for net income growth as compared to the base period of at least 21% during the 12 months ending on March 31, 2006 (including excess amounts from prior or subsequent periods); and (3) the final one-third on March 31, 2007, for net income growth as compared to the base period of at least 33.1% during the 12 months ending on March 31, 2007 (including excess amounts from prior periods).

• The early vesting provisions related to fiscal 2006 for the restricted stock awards granted in fiscal 2005 have not yet been satisfied.

• The early vesting provisions related to fiscal 2006 and 2005 for the restricted stock awards granted in fiscal 2004 have not yet been satisfied.

• The number and value of the aggregate restricted stock holdings at the end of fiscal 2006 based on the closing market price of our unrestricted stock on September 30, 2006 of $19.80, as reported on the NYSE, were as follows: Mr. Rubright, 266,500 shares ($5,276,700), Messrs. Dreibelbis and Voorhees, 75,083 shares each ($1,486,643), Mr. Kiepura, 51,916 shares ($1,027,937) and Mr. McIntosh, 49,266 shares ($975,467).

• Dividends are paid on all issued shares of restricted stock at the same rate as on unrestricted shares.

(3)	Except as otherwise noted below, all amounts are for fiscal 2006, 2005 and 2004, respectively:

• For Mr. Rubright: $6,600, $6,300 and $6,150 contributed to the Rock-Tenn Company 401(k) Retirement Savings Plan for Salaried and Non-Union Hourly Employees (which we refer to as the “401(k) Plan”), $44,445, $28,114 and $29,619 under the Rock-Tenn Company Supplemental Retirement Savings Plan (which we refer to as the “Supplemental Plan”), and $5,006, $5,011 and $5,031 paid for life insurance premiums.

• For Mr. Dreibelbis: $4,500, $4,950 and $6,150 contributed to the 401(k) Plan; $12,116, $7,983 and $3,986 under the Supplemental Plan; and $3,149, $3,154 and $3,178 paid for life insurance premiums.

• For Mr. Voorhees: $4,313, $4,606 and $5,906 contributed to the 401(k) Plan, $15,251, $9,054 and $7,459 under the Supplemental Plan, and $3,614, $3,619 and $3,639 paid for life insurance premiums.

• For Mr. Kiepura: $5,802, $6,674 and $6,060 to the 401(k) Plan, $9,018, $0 and $0 under the Supplemental Plan, and $3,079, $1,875 and $1,723 for life insurance premiums.

• For Mr. McIntosh: $4,688, $5,650 and $4,950 contributed to the 401(k) Plan, $8,460, $4,110 and $4,400 under the Supplemental Plan, and $2,610, $2,615 and $2,636 paid for life insurance premiums.

• The 401(k) Plan and the Supplemental Plan are described below under the heading “Executive Compensation — Retirement Benefit Plans.”

Option Grants Table

The table below shows information relating to the options granted during fiscal 2006 to each named executive officer:

Options/SAR Grants in Last Fiscal Year(1)

Potential Realizable Value at Assumed
Annual Rates of Stock
Price Appreciation
	Individual Grants		Option Term		for Option Term
Percent of
	Number of	Total
	Securities	Options/SARs	Exercise or
	Underlying	Granted to	Base Price
	Options/SARs	Employees in	Per Share	Expiration
Name	Granted(#)(l)	Fiscal Year	($/Sh)(2)	Date	5%($)	10%($)

James A. Rubright	—	—	—	—	—	—
David E. Dreibelbis	—	—	—	—	—	—
Steven C. Voorhees	—	—	—	—	—	—
Michael E. Kiepura	50,000	100%	$16.46	5/8/2016	517,580	1,311,650
Robert B. McIntosh	—	—	—	—	—	—

(1)	The options shown in the table are options to purchase Common Stock. The options will vest in one-third increments on May 8, 2007, 2008 and 2009, respectively. The option price can be paid in cash or shares of Common Stock that have been held for at least six months and have a fair market value at least equal to the option exercise price.

(2)	The exercise price for the options shown in the table is equal to the closing price per share of Common Stock on May 8, 2006, as reported on the NYSE.

Aggregated Options Table

The table below shows information with respect to options exercised during fiscal 2006 and options held at the end of fiscal 2006 by each named executive officer. All options are options to purchase Common Stock:

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values Table

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs at Fiscal		Options/SARs at
	Acquired on	Value	Year-End(#)		Fiscal Year-End($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James A. Rubright	—	$—	870,000	0	$5,833,300	0
David E. Dreibelbis	—	—	316,600	0	1,916,992	0
Steven C. Voorhees	—	—	230,000	0	1,574,200	0
Robert B. McIntosh	11,000	23,425.50	98,500	0	534,963	0
Michael E. Kiepura	1,100	1,896.95	67,000	50,000	368,840	167,000

(1)	These amounts reflect the difference between:

• the fair market value of the shares of Common Stock underlying the options held by each named executive officer based on the last reported closing price per share of Common Stock of $19.80 on September 30, 2006, as reported on the NYSE, and

• the aggregate exercise price of such options.

Equity Compensation Plan Information

The table below shows information with respect to all of our equity compensation plans as of September 30, 2006:

			Number of Securities
	Number of Securities		Remaining Available for
	to be issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders:
1993 Stock Option Plan	1,660,869	$13.76	—
2000 Incentive Stock Plan(1)	982,500	15.08	—
2004 Incentive Stock Plan(1)	568,000	11.86	1,006,666
1993 Employee Stock Purchase Plan	—	—	258,721
Equity compensation plans not approved by security holders	—	—	—

(1)	Under the 2004 Incentive Stock Plan, there are available for awards granted during the term of the plan (1) 2.0 million shares of Common Stock, plus (2) 389,833 shares of Common Stock that remained available for issuance under the Rock-Tenn Company 2000 Incentive Stock Plan (which we refer to as the “2000 Incentive Stock Plan”), plus (3) the number of shares of Common Stock subject to grants under the 2000 Incentive Stock Plan that were outstanding on the effective date of the 2004 Incentive Stock Plan and that are subsequently forfeited or expire. Under the 2004 Incentive Stock Plan, there are available for restricted stock awards granted during the term of the plan no more than 1.0 million shares of Common Stock. As of September 30, 2006, 201,500 shares remain available for the issuance of restricted stock grants. We may grant no new awards under the 2000 Incentive Stock Plan or the Rock-Tenn Company 1993 Stock Option Plan (which we refer to as the “1993 Stock Option Plan”). See “Adoption and Approval of Amendment to 1993 Employee Stock Purchase Plan — Item 2” and “Adoption and Approval of Amendment to 2004 Incentive Stock Plan — Item 3.”

Retirement Benefit Plans

Pension Plan.  Only covered employees are eligible to participate in our company’s defined benefit plan for salaried and nonunion hourly employees (which we refer to as our “Pension Plan”). A “covered employee” is defined as one of our company’s or our participating subsidiaries’ salaried and nonunion hourly employees who is not any of the following: (1) a leased employee; (2) eligible to participate in any other defined benefit plan maintained in whole or in part by contributions from an “Affiliate” (as defined in the Pension Plan); (3) a member of a collective bargaining unit that has not reached an agreement with us to participate in the Pension Plan, (4) an intern or other temporary employee, and (5) an employee who has a date of employment beginning on or after January 1, 2005.

Our Pension Plan was amended effective as of March 1, 2005, to add a new benefit formula. For each calendar year after February 28, 2005, the new benefit formula (which we refer to as the “2005 benefit formula”) equals 1% of a participant’s compensation (as defined in the Pension Plan). In connection with the amendment, covered employees who were 35 years old or older or who had five years or more of vested service on December 31, 2004, were required to elect one of two options: (1) a reduced future pension accrual based on the 2005 benefit formula and the then current match under the applicable 401(k) plan or (2) no future pension accrual and an enhanced match under the applicable 401(k) plan. None of the named executive officers elected to cease future pension accruals during the Pension Plan’s election periods in December 2004 and January 2005. Covered employees who were under 35 years of age and who had less than five years of vested service on December 31, 2004 automatically ceased accruals in the Pension Plan effective as of December 31, 2004 and became eligible for an enhanced match under the applicable 401(k) plan. The 2005 benefit formula produces a benefit payable at a participant’s normal retirement age as an annuity payable only for the life of the participant. The amendment to our Pension Plan also froze the benefit, if any, accrued for each participant as of February 28, 2005, under prior benefit formulas utilized under the Pension Plan. Thus, all participants who are entitled to this benefit (except the grandfathered participants and the participants who cease to be covered employees described above) will receive a benefit at retirement equal to the sum of (1) their benefit accrued as of December 31, 1997, under the old four-part benefit formula in effect on that date, (2) their benefit accrued after that date and through February 28, 2005, under the benefit formula in effect during that period, and (3) their benefit accrued under the 2005 benefit formula on and after March 1, 2005.

Our Pension Plan was again amended effective as of January 1, 2006, to allow the remaining participants under the Pension Plan to elect one of two options: (1) a reduced future pension accrual based on the 2005 benefit formula and the then current match under the applicable 401(k) plan or (2) no future pension accrual and an enhanced match under the applicable 401(k) plan. None of the named executive officers elected to cease future pension accruals during the Pension Plan’s election periods.

Under our Pension Plan, “compensation” for salaried employees is defined as base pay. Therefore, it does not include any bonuses, overtime, commissions, reimbursed expenses of any kind, severance pay, income imputed from insurance coverage or the like, or payments under the Pension Plan or any other employee benefit plan or any income from a stock option. No employee’s compensation for purposes of the Pension Plan includes amounts in excess of the compensation limit under the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”). This limit is periodically adjusted for inflation by the Secretary of the Treasury and this limit, as adjusted, was $210,000 for calendar year 2005, $220,000 for calendar year 2006, and will be $225,000 for calendar year 2007.

A participating employee’s right to benefits under our Pension Plan vests after five years of service or at normal retirement age, whichever is earlier. The plan is a defined benefit plan qualified under the Code and, as such, is subject to a limitation under the Code on the amount of benefits that may be paid to a participant each year under the plan.

SERP.  The Rock-Tenn Company Supplemental Executive Retirement Plan (which we refer to as the “SERP”) is designed to supplement a participant’s benefit under our Pension Plan for a relatively small number of participants. The SERP provides unfunded supplemental retirement benefits. The SERP benefit is paid in an annuity form for participants whose employment terminated before November 11, 2005 and a lump sum for participants whose employment terminates on or after November 11, 2005. All SERP benefits reflected in this statement are shown in annuity form. Currently, there are 13 active employees who participate in the SERP. We are administering the SERP in good faith compliance with Section 409A of the Code, which impacts, among other things, the timing of the payment of benefits.

Under the SERP there are four benefit levels (which we will refer to as “level 1,” “level 2,” “level 3” and “level 4”) but no benefit will be paid under level 1, level 2 or level 3 to a participant if the participant is not eligible for a vested benefit under our Pension Plan. The compensation committee determines who will participate in the SERP and the benefit level for such participant. Benefit level 1 is based exclusively on a participant’s base salary below a compensation cap and was designed to make up for the loss in benefits a participant will receive under our Pension Plan as a result of the reduction in the Code compensation limit in 1994 from $235,840 to $150,000 as indexed thereafter for inflation. Benefit level 2 is the same as benefit level 1 except that the benefit a participant earns will be based on all of the participant’s base salary and bonus paid. Eight of our active employees, including our named executive officers other than our CEO, will participate in the SERP at benefit level 2.

Benefit level 3 will provide a benefit payable at age 65 to a participant which, when added to the participant’s other deferred compensation benefits from us, will be equal to 3.5833% of a participant’s final average pay for each year of benefit service, plus three years, up to a maximum of 15 years of benefit service. A participant’s final average pay will be the average of the highest three years of the participant’s base salary and bonus during the five year period immediately preceding the participant’s termination of employment, and the benefit under level 3 will take into account the participant’s benefit payable under our Pension Plan, the benefits attributable to our matching contributions under the 401(k) Plan and the Supplemental Plan and the participant’s primary social security benefit. Currently only our CEO will participate in the SERP at benefit level 3.

In the event of a change in control in our company, a participant in the SERP at benefit level 3 will receive any vested accrued benefit if the participant is under age 60. If the benefit level 3 participant is age 60 or older at the time of the change in control, the participant will be deemed to have 15 years of benefit service such that the participant will receive a vested accrued benefit payable at age 65 equal to 53.75% of the participant’s final average pay at the time of the change of control.

Benefit level 4 is a benefit provided to two executives formerly employed by Gulf States Paper Corporation, neither of whom are our named executive officers. Level 4 provides for a benefit accrual equivalent to a percentage of the executive’s frozen accrued benefit under certain previously applicable Gulf States Paper Corporation plans.

Assuming level compensation, the estimated annual benefit payable at the normal retirement age under our Pension Plan and our SERP (benefit level 2) in a life only annuity for Messrs. Dreibelbis, Voorhees, Kiepura and McIntosh is $214,713, $119,633, $110,158 and $105,350, respectively. The SERP portion of these benefits will be paid in a lump sum which will be the actuarial equivalent (as defined in the SERP) of such life only annuity amounts.

The table below shows the annual retirement benefits payable at normal retirement age under our Pension Plan and the SERP (benefit level 3) in a life only annuity for Mr. Rubright. As of September 30, 2006, Mr. Rubright had approximately seven years of actual benefit service under our Pension Plan and our SERP.

	Years of Actual Service
Final Average Earnings	7	9	11	12

$1,300,000	$419,126	$504,189	$590,143	$633,424
$1,400,000	$454,619	$546,225	$638,791	$685,400
$1,500,000	$490,112	$588,261	$687,439	$737,378
$1,600,000	$525,605	$630,298	$736,087	$789,355
$1,700,000	$561,098	$672,334	$784,735	$841,333
$1,800,000	$596,591	$714,371	$833,384	$893,310

Mr. Rubright’s SERP benefit level 3 will be paid in a lump sum. The lump sum will be calculated starting with Mr. Rubright’s annual benefit under the SERP payable in life only annuity and then reducing such benefit by his annual primary social security benefit and his annual Pension Plan benefit. This amount is then converted to a lump sum amount by using certain early retirement factors and conversion factors as defined in the SERP. Finally, this lump sum amount is reduced by Mr. Rubright’s matching accounts under the 401(k) Plan and the Supplemental Plan. For example, the SERP portion of the $893,310 annuity benefit in the table payable after 12 years of actual service at age 65 in a life only annuity would provide a $10,478,235 lump sum payment to Mr. Rubright.

Supplemental Retirement Savings Plan.  The Supplemental Plan is a non-qualified, unfunded deferred compensation plan sponsored and maintained by us and is intended to provide participants with an opportunity to supplement their retirement income through deferral of current compensation. The Supplemental Plan is comprised of two parts, which we call the Senior Executive plan and the Broadbased plan. We contribute an amount to each participant’s account maintained under the Senior Executive plan equal to 50% of the participant’s contributions. Amounts deferred and payable under the Supplemental Plan (which we refer to as the “Obligations”) are our unsecured obligations, and will rank equally with our other unsecured and unsubordinated indebtedness outstanding from time to time. Each participant in the Senior Executive plan elects the amount of eligible base salary and eligible bonus to be deferred, up to 6%. Each Obligation will be payable on a date selected by us pursuant to the terms of the Supplemental Plan. The Obligations generally are payable after termination of the participant’s employment or in certain emergency situations. Each participant’s account will be adjusted for investment gains and losses as if the credits to the participant’s account had been invested in the benchmark investment alternatives available under the Supplemental Plan in accordance with the participant’s investment election or elections (or default election or elections) as in effect from time to time. All such adjustments will be made at the same time and in accordance with the same procedures followed under the 401(k) Plan for crediting investment gains and losses to a participant’s account under the 401(k) Plan. The Obligations are denominated and payable in United States dollars. The benchmark investment alternatives available under the Supplemental Plan are the same as the investment alternatives available under the 401(k) Plan or are in our view comparable to the investment alternatives available under the 401(k) Plan. In 2006, we implemented a cap on deferral contributions to the 401(k) Plan for certain highly compensated employees in order to pass future required tests of the 401(k) Plan. The Broadbased plan allows those highly compensated employees to defer income in excess of the cap in the 401(k) Plan up to a certain limit. We do not make any contributions in connection with employees’ deferral of income under the Broadbased plan. We are administering the Supplemental Plan in good faith compliance with Section 409A of the Code, which impacts, among other things, the timing of the payment of benefits.

Employment Agreement with James A. Rubright

On February 7, 2006, we entered into an employment agreement with Mr. Rubright concerning his employment as our CEO.

Pursuant to his employment agreement, Mr. Rubright’s base pay will continue as in effect as of February 6, 2006, subject to annual review and periodic increases (but not decreases) in accordance with our customary practices for our senior executives. In addition, Mr. Rubright will continue to participate in all bonus, option, stock, insurance and other employee benefit and welfare plans, programs and policies maintained by us and in which Mr. Rubright is eligible by their terms to participate. Mr. Rubright’s participation relative to other senior officers as a class will continue to be at a level that is commensurate with his position as CEO and, to the extent that the level of participation is measured by performance criteria, at such level as reflects both Mr. Rubright’s position and achievement of the relevant performance criteria.

We may terminate Mr. Rubright’s employment at any time, and Mr. Rubright may resign at any time. Mr. Rubright is entitled to certain rights and benefits upon termination if:

•	we terminate his employment before his 65th birthday other than for Cause (as defined below) or as a consequence of Mr. Rubright’s death or his becoming “totally disabled” (within the meaning of our group long term disability benefit);

•	Mr. Rubright resigns his employment after the occurrence of one of the following, subject to notice by Mr. Rubright and an ability to cure by us (an “Adverse Change”):

•	the assignment to him of any duties or responsibilities that are inconsistent with his position as CEO;

•	our failure to provide Mr. Rubright his base pay or the benefits described above; or

•	a reduction of his retirement program or benefit; or

•	Mr. Rubright resigns his employment upon the occurrence of one of the following after a Change in Control (as defined in the employment agreement) (any such occurrence after a Change in Control or an Adverse Change, “Good Reason”):

•	we or our ultimate surviving parent either reduce Mr. Rubright’s salary, retirement program or benefit, or fail to provide to Mr. Rubright a bonus or long-term incentive compensation opportunity that is at least as favorable to Mr. Rubright as the average of the three highest bonus or long-term incentive compensation opportunities that were in effect for Mr. Rubright for our five most recent fiscal years before the fiscal year in which the Change in Control occurs;

•	we or our ultimate surviving parent reduce or diminish Mr. Rubright’s duties, responsibilities, status, chain of persons reporting to him, staff assistance or office space from those that Mr. Rubright enjoys and define his position as CEO immediately before the Change in Control;

•	we or our ultimate surviving parent transfer Mr. Rubright to a location requiring a change in Mr. Rubright’s residence or a material increase in the amount of travel normally required of Mr. Rubright in connection with his employment;

•	we or our ultimate surviving parent fail to continue to provide to Mr. Rubright health and welfare benefits, and deferred compensation, that are in the aggregate comparable to those provided to Mr. Rubright immediately before the Change in Control; or

•	if the Change in Control results in us not being and thereafter continuing as the ultimate surviving parent entity resulting from the Change in Control transaction, the failure of Mr. Rubright to be named as and become (upon or promptly following the consummation of the transaction) the CEO of the ultimate surviving parent with duties and responsibilities the same as or substantially equivalent to those he enjoys and that define his position and status with us immediately before the Change in Control.

The rights and benefits upon termination, in connection with the foregoing circumstances described in the immediately preceding paragraph, will include (i) within 30 days of termination, a lump sum payment in cash in the amount of three times Executive’s Earnings (as defined in the employment agreement and which include base pay, bonuses and the value of stock options, restricted stock and other long-term incentive compensation), except where Mr. Rubright’s employment is terminated less than 36 months before his 65th birthday, in which case the amount of the lump sum will be reduced according to the months remaining before his 65th birthday, (ii) within 30 days of termination, a retirement benefit in the form of cash lump sum in an amount equal to the excess (A) of the amount that would be required to be paid to Mr. Rubright under the SERP benefit level 3, if the date of his termination was Mr. Rubright’s Employment Termination Date under the SERP and a Change in Control had occurred under the SERP and the date of such Change in Control was the date of Mr. Rubright’s termination, over (B) the amount that is required to be paid to Mr. Rubright under the SERP benefit level 3 as of Mr. Rubright’s Termination (capitalized terms are within the meaning of the SERP), (iii) continued coverage for Mr. Rubright and his eligible dependents in all employee health, medical and life insurance plans of our company for 36 months following the termination or until Mr. Rubright’s 65th birthday, whichever is sooner, substantially equivalent to those insurance benefits in effect before termination, (iv) all of Mr. Rubright’s then unvested rights under the 2004 Incentive Stock Plan will vest, and Mr. Rubright will continue to be treated as a participant in the 2005 Shareholder Value Creation Incentive Plan (as defined below) as though he remained an employee, and he will receive on the first payment date payment in full of all amounts payable to him under such plan, and (v) continued participation in other benefit plans in which Mr. Rubright currently participates or which are available to executive personnel.

Pursuant to the employment agreement, we will have no obligation to provide to Mr. Rubright the rights and benefits described in the preceding paragraph after Mr. Rubright’s 65th birthday or upon the occurrence of any of the following events: (i) we terminate Mr. Rubright’s employment for Cause, i.e., (x) conviction of a felony, (y) gross neglect by Mr. Rubright of his duties as CEO that continues uncured for 60 days after receipt of written notice thereof or (z) willful gross misconduct by Mr. Rubright in the performance of his duties as the CEO that remains uncured for 60 days after receipt of written notice thereof, (ii) we terminate Mr. Rubright’s employment because he is “totally disabled,” (iii) Mr. Rubright does not, promptly after termination of his employment and upon receiving a written request to do so, resign as a director and/or officer of our company and of each subsidiary and affiliate of our company of which Mr. Rubright is then serving as a director and/or officer or (iv) Mr. Rubright resigns his employment without Good Reason.

Mr. Rubright also will be entitled to receive certain additional Gross-Up Payments (as defined in the employment agreement) to cover any excise tax imposed by Section 4999 of the Code on any payment or benefit received or to be received by Mr. Rubright.

In the employment agreement, Mr. Rubright has agreed that during his employment and for three years following the date of termination of his employment or his resignation for any reason, he will not knowingly, without our prior written consent, disclose to any person, firm or corporation any material confidential information of our company or its subsidiaries that is now known to Mr. Rubright or that hereafter may become known to Mr. Rubright as a result of his employment or association with our company and that would be helpful to a competitor. Mr. Rubright has also agreed that, for a period of three years following the date of termination of his employment or his resignation for any reason, he will not induce, either directly or indirectly, any salaried employee of our company or any of its subsidiaries to terminate his or her employment, and he will not call on or solicit for the purpose of competing with our company or its subsidiaries any customers of our company or its subsidiaries. Mr. Rubright further has agreed that, for a period of three years following the date of termination of his employment or his resignation for any reason (or until his 65th birthday, if shorter), (i) he will not assume or perform any responsibilities and duties that are substantially the same as those he performs for us for or on behalf of any other corporation, partnership, venture or other business entity that engages in our company’s business in the United States and (ii) he will furnish such information and render such assistance and cooperation as reasonably may be requested in connection with any litigation or legal proceedings concerning our company or any of its subsidiaries (other than any legal proceedings concerning Mr. Rubright’s employment), in connection with such cooperation, we will pay or reimburse Mr. Rubright for reasonable expenses. In the event of a breach by Mr. Rubright of these covenants, we will have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining any such breach, in addition to pursuing any other rights and remedies at law or in equity that we may have.

CERTAIN TRANSACTIONS

J. Hyatt Brown, a director of our company, is chairman, chief executive officer and a shareholder of Brown & Brown, Inc., the insurance agency that brokers a portion of the insurance for our company. During fiscal 2006, we paid Brown & Brown, Inc. approximately $326,300 for property and casualty insurance services provided by Brown & Brown, Inc. and by other third parties. Third parties paid Brown & Brown, Inc. approximately $183,615 for commissions on premiums for insurance purchased by us. For the fiscal year ending September 30, 2006, the payments to Brown & Brown, Inc., inclusive of fees for services and commissions paid, totaled approximately $509,915. Total payments for insurance premiums and fees invoiced through Brown & Brown, Inc. (including amounts not ultimately retained by Brown & Brown, Inc.) were approximately $4.7 million in fiscal 2006.

Robert B. Currey, a director of our company, is chief executive officer of Currey & Company, Inc., which purchased approximately $457,000 of corrugated boxes from us in fiscal 2006.

REPORT OF THE AUDIT COMMITTEE

The audit committee, which operates under a written charter adopted by our board of directors, is composed of independent directors (as defined in the listing standards applicable to the NYSE) and oversees on behalf of the board of directors our company’s financial reporting process and system of internal control over financial reporting. A copy of the audit committee charter is attached to this proxy statement as Appendix A. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements to be included in the annual report on Form 10-K for the fiscal year ended September 30, 2006, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards (including Statement on Auditing Standards 61 (Communication with Audit Committees)) and applicable law.

In addition, the independent registered public accounting firm provided to the audit committee the written disclosures and the letter regarding its independence from management and our company as required by

Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee discussed this information with the independent registered public accounting firm.

The audit committee discussed with our company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our company’s internal controls, and the overall quality of our company’s financial reporting. The audit committee held seven meetings during fiscal 2006. The audit committee was updated no less than quarterly on management’s process to assess the adequacy of our company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of our internal control over financial reporting. The audit committee also discussed with the independent auditor our company’s internal control assessment process, management’s assessment with respect thereto and the independent auditor’s evaluation of our system of internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended September 30, 2006, for filing with the SEC.

John W. Spiegel, chairman, audit committee
Stephen G. Anderson, audit committee member
Robert B. Currey, audit committee member
James E. Young, audit committee member

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

The following table presents fees billed for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, and its affiliates (which we refer to collectively as ‘‘Ernst & Young”), for the fiscal years ended September 30, 2006, and September 30, 2005.

	2006(5)		2005(5)

Audit fees(l)		$2,337,500	$1,879,783
Audit-related fees(2)		$83,000	$210,991
Tax fees(3)		$82,679	$147,337
All other fees(4)		—	—

Total fees paid to auditor	$	,2,503,179	$2,238,111

(1)	Audit fees consist primarily of fees related to professional services rendered for the audit of our annual financial statements included in our form 10-K and the review of interim financial statements included in our quarterly reports on Form 10-Q, accounting consultations to the extent necessary for Ernst & Young to fulfill their responsibility under generally accepted auditing standards, as well as services in connection with other statutory and regulatory filings.

(2)	Audit-related fees consist of fees related to professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our annual financial statements that are not included in the amounts disclosed as audit fees above. For fiscal 2006 and 2005, these fees relate primarily to due diligence services with respect to our acquisitions and potential acquisitions and certain benefit plan audits.

(3)	Tax fees consist primarily of fees related to professional services rendered for tax compliance, tax advice, and tax planning.

(4)	All other fees, if any, consist primarily of fees related to products and professional services that are not included in the amounts disclosed in the three other categories above. Ernst & Young did not perform any such services during these periods.

(5)	The audit committee pre-approved 100% of such Audit fees, Audit-related fees, and Tax fees that Ernst & Young billed for professional services.

Audit Committee Pre-Approval of Services by the Independent Registered Public Accounting Firm

In accordance with its pre-approval policy, its charter and applicable rules and regulations adopted by the SEC, our audit committee reviews and pre-approves the terms of all audit services provided to us as well as all permissible audit-related and non-audit services to be provided by our independent registered public accounting firm. Unless a service to be provided by our independent registered public accounting firm has received general pre-approval under the pre-approval policy, it requires specific pre-approval by our audit committee or the chairman of our audit committee before the commencement of each service. The term of any pre-approval is twelve months, unless the audit committee specifically provides for a different period.

In determining whether to pre-approve services, the audit committee is generally guided by the following principles. The independent registered public accounting firm engaged to perform audit work necessary for us to file required reports under the Exchange Act may not perform a service that: (a) impairs the independent registered public accounting firm’s independence; (b) creates a mutual or conflicting interest between the independent registered public accounting firm and us; (c) places the independent registered public accounting firm in the position of auditing its own work; or (d) results in the independent registered public accounting firm acting as management or an employee of our company.

The audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to our management. However, the audit committee has appointed our chief accounting officer to assist it in monitoring compliance with the pre-approval policy, including ensuring whether the necessary pre-approvals from the audit committee or the chairman of our audit committee have been obtained and that the services carried out under the pre-approval policy is appropriately reported periodically (but not less than annually).

The audit committee will review and revise the pre-approval policy on a periodic basis (not less than annually) and update it as necessary based on subsequent determinations.

Engagements for our annual audit and quarterly reviews required under the Exchange Act (including the audit of internal control over financial reporting), and statutory or employee benefit plan audits are reviewed and pre-approved annually by the audit committee. The nature and dollar value of services provided under these engagements are reviewed with the audit committee to approve changes in terms, conditions and fees resulting from changes in audit scope, our structure, or other items, if any.

The following services, consistent with the nature of services previously provided to us, are pre-approved in the pre-approval policy. All other audit, audit-related and non-audit services must be specifically pre-approved by the audit committee or the chairman of our audit committee prior to the commencement of each service.

•	Any audit services associated with a change in the scope of the annual audit engagement and additional audit procedures arising out of our adoption of, or application of (1) new accounting pronouncements, or (2) business transactions, regulatory matters, or matters arising in the conduct of our audit which were not reasonably anticipated in the annual audit fees originally agreed upon;

•	Work associated with registration statements under the Securities Act;

•	Statutory audits, employee benefit plan audits or other financial audit work required for non-U.S. subsidiaries that are not required for the Exchange Act audit;

•	Due-diligence work for potential acquisitions or disposals, which includes financial, accounting, and tax procedures relating to the parties to the contemplated transaction and performance of audit and/or review procedures as of the closing date of the transaction as well as assistance and planning with the tax aspect of transactions, but not including preparing valuations, financial models, “fairness opinions,” actuarial reports or any other services prohibited by rules or regulations;

•	Attestation services;

•	Advice and consultation as to proposed or newly adopted accounting and auditing standards and interpretations, and as to financial accounting and disclosure requirements imposed by the SEC and other regulatory agencies and professional standard setting bodies;

•	Assistance and consultation as to questions from us, including comments or inquiries made by the SEC or other regulatory agencies;

•	Access to Ernst &Young’s internet-based accounting and reporting resources;

•	Assistance to us with understanding our internal control review and reporting obligations and, if requested, under the supervision of our management assisting us in the documentation of our internal controls and processes, not including the performance of any management review, evaluation or testing of internal controls for the purposes of management’s assertions about the effectiveness of internal controls;

•	Review of our information systems security and controls;

•	Preparation and/or review of tax returns (including amended returns and refund claims) to be filed by us with federal, state, local or foreign jurisdictions and related tax services, which includes assistance with audits and notices, voluntary disclosure and amnesty programs, estimated payment and extension calculations, tax projections, allocations and analytical review calculations and tax accounting method changes, statutory incentive credit assistance, transfer pricing analysis, inventory related calculations and assistance, fixed asset and depreciation assistance and cost segregation studies (but in no circumstances computing depreciation or maintaining our related records), analysis of tax legislation, and pronouncements, expatriate tax services and consultation and responses to questions from us regarding the tax implications of various items;

•	International tax planning, including foreign tax credit and cash repatriation planning; and

•	General federal, state, and international tax planning and advice.

For the services receiving the general pre-approval under the pre-approval policy that are listed above, any individual engagement with an estimated cost of more than $37,500 must nevertheless be specifically pre-approved by the audit committee or its chairman before the commencement of the engagement. In addition, further audit committee pre-approval is required if the aggregate fees for such engagements would exceed $75,000. The audit committee at its next regularly scheduled meeting will review services performed pursuant to the general pre-approvals granted under the pre-approval policy and services pre-approved by the chairman of our audit committee. In addition, the nature and dollar value of services performed under the general pre-approval guidelines are reviewed with the audit committee on an at least an annual basis.

Our independent registered public accounting firm may not perform any service that is proscribed by law, regulation, the NYSE or regulatory authorities or organizations charged with oversight of the accounting and auditing profession. Specifically, the following non-audit services are prohibited by our pre-approval policy:

•	Bookkeeping or other services related to our accounting records or financial statements;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker-dealer, investment adviser or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Personal tax services for individuals in a financial reporting oversight role.

The audit committee, based on the guiding principles set forth above, may prohibit other services.

The fees charged by our independent registered public accounting firm must be based on time and expense incurred to perform its services, and in no event will fees be “contingency” based.

REPORT ON EXECUTIVE COMPENSATION

During fiscal 2006, the compensation committee consisted of Messrs. Gellerstedt, Felker and Spiegel. The compensation committee is responsible for the following: (1) establishing salaries, bonuses and other compensation for our CEO and our other senior executives (14 senior executives in fiscal 2006, which include our 7 executive officers); and (2) administering our equity incentive plans, our ESPP (as defined below), our SERP, our Supplemental Plan, our Annual Executive Bonus Program and our “2005 Incentive Plan” (as defined below).

Mr. Rubright, our CEO, was responsible for establishing the salaries and bonuses for all of the other officers.

Compensation Policy.  Our executive compensation policy is based on the belief that the compensation of all of our employees, including our executive officers, should be set at levels that allow us to attract and retain employees who are committed to achieving high performance, and who demonstrate the ability to do so. Therefore, in setting our compensation levels we annually review the performance of our businesses and the executives responsible for that performance, recommendations of our CEO of compensation levels of our senior executives designed to implement our compensation policy, and data and recommendations of our independent compensation consultant. This data includes market competitive compensation data for companies with which we compete for executive talent, and data regarding market competitive compensation data for manufacturing executives generally and executives of comparably sized public companies.

Base Salary.  We believe that market competitive base salaries should be an important part of each executive’s total compensation. For fiscal 2006, each executive officer’s base salary, including each named executive officer’s base salary and the CEO’s base salary, was determined based upon a number of factors including the executive officer’s responsibilities, contribution to the achievement of our goals and objectives, demonstrated leadership skills and overall effectiveness, and length of service.

We believe that each executive’s compensation (including our CEO’s) should include a portion that is at risk to achievement of pre-defined performance objectives. We believe that a portion should consist of equity incentives that are granted in anticipation of the future contribution of the executive to the company’s success and that further align the interest of the executive with those of shareholders and place a portion of the executive’s compensation at risk to the performance of our Common Stock.

We believe that as the level of total compensation of an executive increases and the breadth of the executive’s responsibility and ability to impact the company’s success increases, the portion of the employee’s compensation that is at risk to performance, through annual incentive awards and equity incentives, should increase. We believe that for our most highly compensated employees (including our CEO), the majority of their compensation at targeted levels should be at risk to performance.

Cash Bonuses.  Each of our executive officers, including our CEO, is eligible to receive an annual cash bonus. Under our Annual Executive Bonus Program, in fiscal 2006, our CEO was eligible to earn a cash bonus ranging up to a maximum of 125% of his year-end base salary to the extent we achieved certain specified operating income, safety and customer satisfaction goals established by the compensation committee. During fiscal 2006, under this plan, our CEO earned a bonus that was approximately 117% of his base salary. Under our Annual Executive Bonus Program and under our other employee bonus programs, in fiscal 2006, our executive officers, excluding our CEO, were eligible to earn a maximum total cash bonus ranging from 70% to 100% of their respective year-end base salaries to the extent we achieved (as applicable) certain specified operating income, safety, customer satisfaction, and specific objectives established by the compensation committee. During fiscal 2006, our executive officers, excluding our CEO, earned bonuses ranging from 48% to 90% of their respective base salaries. Bonuses paid to our executive officers, excluding our CEO, were paid, in part, under our Annual Executive Bonus Program and, in part, under other employee bonus programs.

Restricted Stock and Stock Options.  We annually review the grant of equity incentives to our executive officers (including our CEO). In fiscal 2006, we granted awards of restricted stock to our executive officers to implement the compensation policy described above. We believe restricted stock grants are appropriate incentives because they most closely align the interests of the employee with the interests of the shareholders since the value of the restricted stock award will increase or decrease proportionately with the value of our Common Stock. Restricted stock awards also create an incentive to the executive to remain in the company’s employ during the restricted period. In fiscal 2006, we granted stock options to one of our executive officers, Mr. Kiepura, to recognize his promotion to Executive Vice President of the Folding Carton Division. On May 8, 2006, Mr. Kiepura received stock option grants in respect of fiscal 2006 to purchase 50,000 shares. These options will vest in one-third increments on May 8, 2007, 2008 and 2009. We believe that stock options are an appropriate incentive and reward because the executive only benefits from the award to the extent that the value of Common Stock increases.

In fiscal 2006, we made restricted stock grants ranging from 7,500 to 38,250 shares to each of our executive officers, excluding our CEO, and a restricted stock grant of 121,500 shares to our CEO. These shares of restricted stock include two tranches, both of which have a service condition and either a performance condition or market conditions. The shares of restricted stock will not be deemed issued and will not have voting or dividend rights until the relevant performance or market conditions have been met. Once the relevant performance condition or market conditions have been met, the shares of restricted stock will be deemed issued and will have voting and dividend rights as of that time, but they will be held by the company and be subject to forfeiture if the service conditions are not met. Unless forfeited (e.g., by termination of employment) at an earlier date, the shares will vest in one-third increments on, and may not be transferred before, May 8, 2009, 2010 and 2011, respectively.

We compared the implied value of the equity grants to our executive officers to the compensation data referred to above and determined that the equity grants were competitive with market levels based on the expected levels of contribution of the grantees to our company’s results over the term of the equity incentives.

Tax Compliance Policy.  The compensation committee has reviewed the applicability of Section 162(m) of the Code, as amended by the Omnibus Budget Reconciliation Act of 1993. In certain circumstances, Section 162(m) may deny a federal income tax deduction for compensation to our named executive officers in excess of $1 million per year, effective for tax years beginning on or after January 1, 1994. Certain compensation that qualifies as “performance based” and is approved by shareholders may be exempt from the Section 162(m) limit. We intend to qualify certain compensation paid to our executive officers for deductibility under the Code, including Section 162(m). However, we believe that the interests of our company and our shareholders may sometimes be best served by providing compensation that is not deductible in order to attract, retain, motivate and reward executive talent. Accordingly, the compensation committee intends to retain the flexibility to provide for payments of compensation that is not deductible.

We have also taken steps designed to maximize the deductibility for bonuses paid under our Annual Executive Bonus Program and options granted under our 2004 Incentive Stock Plan. It is also our intention that the awards under our 2004 Incentive Stock Plan that include performance criteria also will meet the conditions necessary for deductibility.

2005 Incentive Plan.  On June 6, 2005, our compensation committee adopted and approved the 2005 Shareholder Value Creation Incentive Plan (which we refer to as the “2005 Incentive Plan”).

The following description of the 2005 Incentive Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the 2005 Incentive Plan.

The 2005 Incentive Plan is intended to allow us to (1) achieve the goals that we established to value the Pulp and Paperboard and Paperboard Packaging (which we refer to as “GSPP”) business of Gulf States Paper Corporation that we acquired on June 6, 2005, including (a) administrative and operating synergies related to the acquired GSPP business and (b) the reduction of debt incurred to finance the acquisition and (2) provide plan participants with a meaningful reward for their role in achieving these goals.

The 2005 Incentive Plan permits the granting of cash incentive awards. The 2005 Incentive Plan is administered by the compensation committee. On June 6, 2005, the compensation committee granted awards under the 2005 Incentive Plan. The maximum value of the award for our CEO was $2 million. The maximum value of the awards for other executive officers receiving awards ranged from $166,700 to $500,000. The awards were based 50% on each of the two performance metrics included in the 2005 Incentive Plan, as described below (which we refer to as the “Standard Performance Metrics”). An award to one of our executive officers incorporated performance metrics that included only one of the Standard Performance Metrics. This award was based 50% on the Standard Performance Metric that is the ratio of Debt to EBITDA, and 50% on the achievement of threshold, target and maximum performance goals tied to his division’s adjusted EBIT for fiscal 2007. The compensation committee will calculate adjusted EBIT in a manner that is substantially similar to its calculation of EBITDA, as described below.

Each participant designated by the compensation committee received an award having threshold, target and maximum potential values designated in the grant. The compensation committee will use these values together with threshold, target and maximum performance goals included in each award, as described below to determine the value of the award that each participant will receive.

All grants vest upon completion of service to the following dates:

•	All grants with a target value less than $100,000 vest 100% on September 30, 2007, payable on November 1, 2007; and

•	All grants with a target value of $100,000 or greater vest:

•	50% on September 30, 2007, payable on November 1, 2007; and

•	50% on September 30, 2008, payable on October 1, 2008.

Any grant to a participant whose employment terminates for any reason prior to vesting will terminate and have no value, except (i) as the compensation committee, in its sole discretion, may determine otherwise and (ii) any unvested portion of a grant to any participant who becomes disabled (as defined in Section 409A of the Code) or dies after September 30, 2007 and prior to September 30, 2008, will vest on the date of disability (as defined in Section 409A of the Code) or death and be payable as soon as practical thereafter; provided that the payment to any specified employees (as defined in Section 409A of the Code) will be made not sooner than six months after the termination of employment.

Except as otherwise provided by the compensation committee, the value of the grants under the 2005 Incentive Plan will be determined on the basis of the achievement of the following two performance metrics:

•	Realized Synergies: The amount of synergies from the acquisition of the GSPP operations and actions taken to improve the efficiency and effectiveness of the combined operations realized and sustained will be measured at the end of our fiscal year ending September 30, 2007 to establish the then annualized run rate of realized and sustained synergies. The value of any portion of an award measured by realized synergies will be based on the relationship of the realized synergies to threshold, target and maximum amounts specified in the plan.

•	Debt to EBITDA: The compensation committee will calculate the ratio of our consolidated debt as of September 30, 2007 to an annualized EBITDA amount for the period April 1, 2007 to September 30, 2007 in accordance with the rules set forth in the 2005 Incentive Plan and summarized below. The value of any portion of an award measured by the Debt to EBITDA ratio will be based on the relationship of the calculated ratio to threshold, target and maximum amounts specified in the plan.

Under the 2005 Incentive Plan, the compensation committee will calculate EBITDA in accordance with our published financial statements, except that the compensation committee will adjust such calculations to exclude the effect of non-recurring items of gain or loss and other special items specified in the plan, including, without limitation, certain effects related to acquisitions, discontinued or sold operations, plant closings, severance costs, extraordinary items, the cumulative effect of accounting changes, any adjustments made to accounting records that relate to prior periods, asset impairment charges and the effect of new accounting pronouncements with which we comply. The compensation committee also may, in its sole discretion, exclude the results of acquired operations and reduce debt by the purchase price for the relevant acquired operations.

In the event of a change in control, as defined in the regulations under Section 409A of the Code, all awards granted under the 2005 Incentive Plan will vest 100% at maximum value.

L. L. Gellerstedt, III, chairman, compensation committee
G. Stephen Felker, compensation committee member
John W. Spiegel, compensation committee member

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

The graph below reflects cumulative shareholder return (assuming the reinvestment of dividends) on our Common Stock compared to the return on the S&P 500 Index, the S&P Paper Products Index, and the S&P Paper Packaging Index. The graph reflects the investment of $100 on September 30, 2001 in our Common Stock, the S&P 500 Index, the S&P Paper Products Index, and the S&P Paper Packaging Index and the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ROCK-TENN COMPANY, THE S & P 500 INDEX,
THE S & P PAPER PACKAGING INDEX AND THE S & P PAPER PRODUCTS INDEX

* $100 invested on 9/30/01 in stock or index-including reinvestment of dividends.
Fiscal year ending September 30.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	9/30/2001	9/30/2002	9/30/2003	9/30/2004	9/30/2005	9/30/2006
ROCK-TENN COMPANY	$100.00	$143.05	$138.45	$152.87	$150.73	$202.36
S & P 500	100.00	79.51	98.91	112.63	126.43	140.08
S & P PAPER PRODUCTS	100.00	80.34	119.26	139.90	152.91	174.37
S & P PAPER PACKAGING	100.00	82.82	109.66	130.86	109.61	136.35

The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

ADOPTION AND APPROVAL OF AMENDMENT TO 1993 EMPLOYEE STOCK PURCHASE PLAN
ITEM 2

The board of directors has approved and recommends to the shareholders that they adopt and approve the Purchase Plan Amendment, which would amend the 1993 Employee Stock Purchase Plan (which we refer to as the “ESPP”) to increase by 1,000,000 the number of shares of Common Stock available for grant under the plan. If the Purchase Plan Amendment is approved, 1,201,204 shares of Common Stock would be available for issuance under the ESPP on January 26, 2007.

The board of directors has determined that the adoption of the Purchase Plan Amendment is in the best interests of our company and our shareholders. The Purchase Plan Amendment would provide additional shares for sale to employees of our company. The board of directors believes that the sale of our Common Stock at a discount is an effective method to attract and retain employees and that the availability of shares for future issuance under the ESPP is important to our business prospects and operations.

The following description of the ESPP is a summary only and does not purport to be complete. The following description of the ESPP is qualified in its entirety by reference to the text of the ESPP and the Purchase Plan Amendment. We have filed both the ESPP and the Purchase Plan Amendment with the SEC as appendices to this proxy statement, and they are available on the SEC’s website at www.sec.gov/edgar or by the link to our SEC filings located on our website at www.rocktenn.com. You are urged to read the ESPP and the Purchase Plan Amendment.

Plan Description

The ESPP permits employees to purchase Common Stock at a discount to its market price through payroll deductions over successive three-month purchase periods. To participate in the ESPP, an employee generally must have been employed for at least two years and, generally, must be a regular, full-time employee (as defined in the ESPP) of our company or one of the eligible subsidiaries (which are determined in accordance with the ESPP and exclude the employees of certain specified subsidiaries). As of November 30, 2006, there were approximately 7,091 employees who would be eligible to participate in the ESPP. The board of directors has approved, and we intend to implement, a six month holding period on shares purchased under the ESPP effective with the purchase period which begins February 1, 2007.

Prior to each three-month purchase period, participating employees may authorize us to withhold up to $5,312.50 of their compensation (or such lesser amount determined by the compensation committee) during the succeeding purchase period for purposes of purchasing shares of Common Stock under the ESPP. At the end of each three-month purchase period, such withheld compensation, if not previously withdrawn by the participating employee, will be used to purchase from us the number of newly issued shares of Common Stock resulting from dividing the amount of compensation withheld by payroll deductions by the purchase price for that period. The purchase price of the shares will equal 85% of the average of the high and low sales price of Common Stock on the last day of the three-month purchase period. An employee may terminate his or her participation at any time before the last day of each purchase period and receive the full balance of his or her withheld compensation in cash without interest. An employee also may elect on or before the last day of a purchase period to use a specific dollar amount less than the total amount of withheld payroll deductions made by the employee for the period to purchase shares on the last day of the purchase period and receive a refund in cash of the balance of his or her withheld compensation remaining after such partial purchase.

The ESPP is administered by the compensation committee of the board of directors and qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. While the Code requires us to offer the opportunity to participate in the ESPP to all employees of any of our subsidiaries who meet the requirements to participate if we offer that opportunity to any such employee of the subsidiary, we have been advised that, under applicable labor laws, we cannot offer the opportunity to participate to employees of a subsidiary who are represented by a union unless the union agrees that we can make the offer to such employee. As a result of this interaction between the tax laws and the labor laws, we do not offer the opportunity to participate in the ESPP to any employee of a subsidiary until each union that represents employees of that subsidiary either agrees that we can make the offer to the employees represented by the union or rejects the opportunity for those employees to participate in the ESPP.

The ESPP may be amended from time to time by our board of directors, subject to the approval of our shareholders to the extent required by Section 423 of the Code, the laws of the State of Georgia, or Rule 16b-3 under the Exchange Act. No provision of the ESPP may be amended more than once every six months if the amendment would result in the loss of an exemption under Section 16(b) of the Exchange Act. The board of directors may terminate the ESPP, or any offering made under the ESPP, at any time. However, once a three-month purchase period has begun, the board of directors does not have the right to modify, cancel or amend any outstanding right to purchase for that purchase period unless (1) each participant consents in writing to the modification, amendment or cancellation, (2) the modification only accelerates the date of purchase for the three-month purchase period, or (3) the board of directors deems the action is required under applicable law.

Estimate of Benefits

The number of shares that will be purchased under the ESPP by our CEO and other executive officers at future dates is not currently determinable.

The following table sets forth the shares purchased under the ESPP by the named executive officers and by the executive officers and other employees eligible to participate in the ESPP as a group during fiscal 2006.

Number of
	Dollar Value of	Shares
	Benefits in Fiscal	Purchased in
Name and Position	2006(1)	Fiscal 2006

James A. Rubright
Chairman and Chief Executive Officer	$—	—
David D. Dreibelbis
Executive Vice President; General Manager Paperboard Division	—	—
Michael E. Kiepura
Executive Vice President; General Manager Folding Carton Division	—	—
Steven C. Voorhees
Executive Vice President; and Chief Financial Officer	3,750	1,662
Robert B. McIntosh
Senior Vice President; General Counsel and Secretary	—	—
All current executive officers as a group (7 persons)	7,498	3,325
All current directors who are not executive officers as a group (10 persons)	—	—
All employees, including all current officers who are not executive officers, as a group (1196 persons)	702,461	311,975

(1)	Represents the difference between the purchase price per share of Common Stock under the ESPP and the market price per share of Common Stock on the date of purchase multiplied by the number of shares purchased on such date.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation under the ESPP. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the ESPP.

The amounts withheld from a participant’s pay under the ESPP will be taxable income to that participant and must be included in gross income for federal income tax purposes in the year in which the amounts otherwise would have been received.

A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the three-month purchase period) or by virtue of the exercise of the option (which will take place on the last day of such purchase period). The federal income tax consequences of a sale or disposition of shares acquired under the ESPP depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the ESPP (other than any transfer resulting from his death) within two years after the date on which the option to purchase such shares is granted to such participant, such participant will recognize ordinary income in the year of such sale or disposition in an amount equal to the excess of (1) the fair market value of the shares on the date such shares were acquired by him or her over (2) his or her purchase price. The tax law requires a participant to recognize this amount of ordinary income even if the fair market value of the shares has decreased since the date the shares were purchased, and the ordinary income recognized is added to his or her basis in such shares. Any gain realized on the sale or disposition in excess of the basis (after increasing the basis in such shares by the amount of the ordinary income recognized) will be taxed as capital and any loss realized (after increasing the basis in such shares by the ordinary income recognized) will be a capital loss.

If a participant sells or otherwise disposes of shares acquired under the ESPP after holding those shares for two or more years after the date on which the option to purchase the shares is granted to the participant, or the participant dies, he or she must recognize as ordinary income in the year of sale (or his or her taxable year ending with his or her death) an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date the option was granted over the option price on the date of the option grant, or (2) the excess of the fair market value of the shares on the date he or she sells or otherwise disposes of the shares or on the date of his or her death over the purchase price. Except in the case of a transfer as a result of death, this amount of ordinary income recognized by the participant is added to his or her basis in the shares. The basis of shares transferred as a result of the death of a participant will not be increased as a result of the ordinary income recognized by the deceased participant. Any gain realized on the sale or disposition in excess of the participant’s basis (after increasing the basis in such shares by the ordinary income recognized) will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

We do not receive any income tax deduction as a result of issuing shares pursuant to the ESPP, except upon sale or disposition of shares by a participant within two years after the date on which the option to purchase the shares is granted to the participant. In that event, we ordinarily will be entitled to a deduction equal to the amount included as ordinary income to the participant with respect to the sale or disposition of the shares. In fiscal 2006, we incurred expenses in connection with the ESPP of approximately $0.6 million.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the adoption and approval of the Purchase Plan Amendment. Proxies returned without instructions (other than broker non-votes) will be voted FOR the adoption and approval of the Purchase Plan Amendment.

ADOPTION AND APPROVAL OF AMENDMENT TO 2004 INCENTIVE STOCK PLAN
ITEM 3

The board of directors has approved and recommends to the shareholders that they adopt and approve the Stock Plan Amendment, which would amend the 2004 Incentive Stock Plan to increase by 900,000 the number of shares of our Common Stock available for any type of award under the plan, including stock grants, to remove the restriction that limits the number of shares available under the plan for stock grants so that all shares available for issuance under the plan will be available for any type of award under the plan, including stock grants, and to increase the annual limitation on stock grants to any employee under the plan so that no employee will be permitted to receive in any calendar year stock grants or stock unit grants under the plan with a fair market value in excess of $5,000,000 at the time of the grant. If the Stock Plan Amendment is approved, 1,906,666 shares of Common Stock would be available for issuance under the 2004 Incentive Stock Plan pursuant to any form of grant permitted under that plan on January 26, 2007.

The board of directors has determined that the adoption of the Stock Plan Amendment is in the best interests of our company and our shareholders. The board of directors believes the 2004 Incentive Stock Plan allows us to (1) attract and retain key employees and certain directors, (2) provide such persons with an additional incentive to work to increase the value of our Common Stock, and (3) provide such persons with a stake in the future of our company that corresponds to the stake of our shareholders and that the 2004 Incentive Stock Plan, as amended by the Stock Plan Amendment, is important to our business prospects and operations.

The following information regarding the 2004 Incentive Stock Plan is being provided to you in connection with the solicitation of proxies for the adoption and approval of the Stock Plan Amendment. The following description of the 2004 Incentive Stock Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the 2004 Incentive Stock Plan and the Stock Plan Amendment. We have filed both the 2004 Incentive Stock Plan and the Stock Plan Amendment with the SEC as appendices to this proxy statement, and they are available on the SEC’s website at www.sec.gov/edgar or by the link to our SEC filings located on our website at www.rocktenn.com. You are urged to read the 2004 Incentive Stock Plan and the Stock Plan Amendment.

Plan Description

Types of Awards.  The 2004 Incentive Stock Plan permits the granting of any or all of the following types of equity-based incentive awards: (1) stock options, including incentive stock options intended to qualify for special tax treatment under Section 422 of the Code, (2) stock appreciation rights, in tandem with stock options or freestanding, (3) stock grants, which may or may not be subject to issuance or forfeiture conditions, and (4) stock unit grants, which may or may not be subject to forfeiture conditions.

Administration and Eligibility.  The 2004 Incentive Stock Plan is administered by our compensation committee, which includes two or more members each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. The compensation committee has the authority to select eligible persons to whom stock options or other awards under the 2004 Incentive Stock Plan are granted, to determine the number of shares covered by such awards, and to set the terms, conditions and provisions of such awards, consistent with the terms of the plan. The committee may not take any action, whether through amendment, cancellation, replacement grants or other means, to reduce the exercise price of any outstanding options without the approval of our shareholders.

The compensation committee may grant awards under the 2004 Incentive Stock Plan to those of our employees, or employees of our subsidiaries or certain affiliates, and our non-employee directors as the committee may select. Stock options intended to qualify as incentive stock options under Section 422 of the Code, however, only may be granted to our employees or to employees of our subsidiaries. Subject to adjustment as described below, (1) no employee in any one calendar year may be granted a stock option to purchase more than 500,000 shares of Common Stock, or a stock appreciation right with respect to more than 500,000 shares of Common Stock, (2) no employee in any one calendar year may be granted a stock grant or stock unit grant where the fair market value of the Common Stock that is subject to the grant on the date of the grant exceeds $2,000,000 (this would be increased to $5,000,000 if the Stock Plan Amendment is adopted and approved), (3) currently no more than 1,000,000 non-forfeitable shares of Common Stock shall be issued pursuant to stock grants (this would be increased to 1,906,666 non-forfeitable shares of Common Stock if the Stock Plan Amendment is adopted and approved) and (4) currently no more than 2,000,000 shares may be used for awards of incentive stock options under the plan (this total amount would increase by 900,000 shares if the Stock Plan Amendment is adopted and approved).

The compensation committee is authorized to interpret the 2004 Incentive Stock Plan, to determine the provisions of any agreements entered into under the plan and to take such other action as the committee deems equitable under the circumstances in the administration of the plan.

Shares Subject to the Plan.  Subject to adjustment as described below, if the Stock Plan Amendment is adopted and approved there will be available for awards granted under the 2004 Incentive Stock Plan during the remaining term of the plan 1,906,666 shares of Common Stock, plus the number of shares of Common Stock subject to grants under the 2000 Incentive Stock Plan that will be outstanding on the effective date of the Stock Plan Amendment and that are subsequently forfeited or expire. All shares available in any year that are not awarded under the 2004 Incentive Stock Plan are available in subsequent years. If any shares subject to an award under the 2004 Incentive Stock Plan are forfeited, or an award expires or is otherwise terminated without issuance of shares, the shares subject to that award will again be available for grant pursuant to the 2004 Incentive Stock Plan. If shares are tendered to us in connection with the payment of the exercise price of a stock option or other award under the 2004 Incentive Stock Plan, those shares will then be available for award under the 2004 Incentive Stock Plan. The shares of stock deliverable under the 2004 Incentive Stock Plan may be authorized and unissued shares or shares that have been reacquired by us.

Stock Options.  Stock options granted under the 2004 Incentive Stock Plan may be options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or “nonqualified stock options” that are not intended to so qualify. The price per share of stock purchasable under any stock option will be determined by the compensation committee, but may not be less than 100% of the fair market value of the stock on the date of the grant of the option (or 110% of the fair market value in the case of incentive stock options granted to employees holding 10% or more of our voting stock). The compensation committee will fix the term of each option. Options will be exercisable at such time or times as determined by the compensation committee, but no option may be exercised more than ten years from the date the option is granted (or five years from the date of grant in the case of incentive stock options granted to employees holding 10% or more of our voting stock).

Each stock option granted will be evidenced by an option certificate that will specify the terms and conditions of the grant, which may include continuous employment of an employee during a specified period (which ordinarily will be no less than one year) or the achievement of performance objectives necessary for the stock option to become exercisable.

Upon the exercise of a stock option, the option exercise price must be fully paid in cash, by check or in shares of our Common Stock held for at least six months, or a combination thereof. The compensation committee also may provide for an option to be exercised, in whole or part, through a cashless exercise procedure facilitated through a sale of stock in the open market effected by an unrelated broker. If an option recipient ceases to be an employee, or ceases to be a director, his or her option will be exercisable in accordance with the terms of the applicable option certificate.

Stock Appreciation Rights.  A stock appreciation right may be granted freestanding or in tandem with a stock option granted under the 2004 Incentive Stock Plan. Upon exercise of a stock appreciation right, the employee or director is entitled to receive the excess of the fair market value of the shares for which the right is exercised (calculated on the exercise date) over either the option exercise price for the related stock option in the case of a stock appreciation right granted in tandem with an option or, in the case of a freestanding stock appreciation right, a specified “SAR Value” determined by the compensation committee at the time of grant. The SAR Value and other terms of a stock appreciation right are determined by the compensation committee, but the SAR Value may not be less than the fair market value of the shares on the date of grant and no stock appreciation right may be exercisable more than ten years from the grant date.

Payment by us upon exercise of a stock appreciation right may be in cash, Common Stock or a combination of cash and Common Stock, as determined by the compensation committee. A stock option will no longer be exercisable to the extent any related stock appreciation right has been exercised, and the exercise of a stock option will cancel any related stock appreciation right to the extent of such exercise.

Stock Grants.  A stock grant involves the issuance by us of shares of our Common Stock in consideration of the rendering of services. At the discretion of the compensation committee, a stock grant may be subject to satisfaction of one or more conditions prior to issuance (including performance goals qualifying the grant as “performance-based compensation” under Section 162(m) of the Code) and also, upon issuance, may be subject to satisfaction of one or more employment, performance or other forfeiture conditions (including performance goals qualifying the grant as “performance-based compensation” under Section 162(m) of the Code) that subject the grant to a risk of forfeiture for a period determined by the compensation committee. An employee or director who is issued Common Stock pursuant to a stock grant is entitled to vote such stock and is entitled to cash dividends paid on such stock before the stock grant is forfeited or becomes non-forfeitable. If a stock dividend is paid on shares subject to a stock grant before the stock grant is forfeited or becomes non-forfeitable, receipt of the stock dividend will be subject to satisfaction of the same forfeiture conditions as applicable to the underlying stock grant. The compensation committee may specify performance objectives that, if achieved, will result in termination or early termination of the restrictions applicable to a stock grant.

Stock Unit Grants.  A stock unit grant is a contractual right to receive a payment of cash based on the fair market value of the number of shares of stock described in the grant rather than the issuance of the number of shares of stock described in the grant. At the discretion of the compensation committee, a stock unit grant may be subject to satisfaction of one or more employment, performance or other forfeiture conditions prior to payment (including performance goals qualifying the grant as “performance-based compensation” under Section 162(m) of the Code) that subject the grant to a risk of forfeiture for a period determined by the compensation committee. The compensation committee may specify performance objectives that, if achieved, will result in termination or early termination of the restrictions applicable to a stock unit grant. Payment by us upon exercise of a stock unit grant will be in cash.

Performance Goals.  A performance goal is described in the 2004 Incentive Stock Plan as a goal that relates to (1) our company’s return over capital costs or increases in return over capital costs, (2) our company’s safety record, (3) our company’s customer satisfaction survey, (4) our company’s total earnings or the growth in such earnings, (5) our company’s consolidated earnings or the growth in such earnings, (6) our company’s earnings per share or the growth in such earnings, (7) our company’s net earnings or the growth in such earnings, (8) our company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (9) our company’s earnings before interest and taxes or the growth in such earnings, (10) our company’s consolidated net income or the growth in such income, (11) the value of our company’s common stock or the growth in such value, (12) our company’s stock price or the growth in such price, (13) the tons of paperboard produced or converted by our company, (14) our company’s return on assets or the growth on such return, (15) our company’s cash flow or the growth in such cash flow, (16) our company’s total shareholder return or the growth in such return, (17) our company’s expenses or the reduction of such expenses, (18) our company’s sales growth, (19) our company’s overhead ratios or changes in such ratios, (20) our company’s expense-to-sales ratios or the changes in such ratios, or (21) our company’s economic value added or changes in such value added. The performance goals for participants will (as the compensation committee deems appropriate) be based on criteria related to company-wide performance, division-specific performance (where the compensation committee can apply the business criteria on a division-specific basis), plant or facility-specific performance, department-specific performance, personal goal performance or any combination of the performance-based criteria.

Non-transferability of Awards.  Unless the compensation committee otherwise consents, (1) no award granted under the 2004 Incentive Stock Plan may be transferred by an employee or director other than by will or the laws of descent and distribution and (2) no such award may be exercised during an employee’s or director’s lifetime except by the employee or director.

Adjustments.  In the event the shares of Common Stock are affected by any equity restructuring or change in capitalization of our company, including spin-offs, stock dividends or splits, large non-reoccurring dividends or rights offerings, or any merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or other transaction described in Section 424(a) of the Code that does not constitute a change in control, the compensation committee will adjust the aggregate number and class of shares which may be distributed under the 2004 Incentive Stock Plan, the annual grant caps described above, and the number, class and price of shares subject to outstanding awards granted under the plan, as it deems reasonable and equitable to maintain the aggregate intrinsic value of the outstanding grants immediately before any such transaction.

Change in Control.  In the event of a change in control, as defined in the 2004 Incentive Stock Plan, any conditions to the exercise of outstanding stock options and stock appreciation rights and any issuance and forfeiture conditions on outstanding stock grants and stock unit grants will be deemed satisfied, and, in such event, our board of directors under certain circumstances has the right to cancel such options, stock appreciation rights, stock grants and stock unit grants after providing each employee and director a reasonable period to exercise his or her options and stock appreciation rights and to take such action as necessary to receive the shares subject to any stock grant and the cash or shares subject to any stock unit grant. Any issuance or forfeiture condition related to satisfying a performance goal that includes a target shall be deemed satisfied only to the extent of the target if it has not been exceeded before the date of the change in control or, if so exceeded, only to the extent that the target has been exceeded.

Amendment and Termination.  Our board of directors generally may amend the 2004 Incentive Stock Plan, or any portion thereof, at any time; provided that no amendment may be made (1) without shareholder approval to the extent approval is required under applicable law and (2) after the date of any change in control that might adversely affect any rights that would otherwise vest. The compensation committee may not take any action, whether through amendment, cancellation, replacement grants or other means, to reduce the exercise price of any outstanding options without the approval of our shareholders. Our board of directors also may suspend the granting of awards under the 2004 Incentive Stock Plan and terminate the plan at any time; provided, however, our board may not modify or cancel any award made before the suspension or termination unless (a) the employee or director consents in writing to the modification or cancellation, or (b) the modification or cancellation is provided for under the plan in connection with a dissolution or liquidation of our company or a corporate transaction described in the plan with respect to an adjustment or a change in control (see “Adjustments” and “Change in Control” above). Unless earlier terminated as provided above, no grants shall be made under the 2004 Incentive Stock Plan on or after the earlier of (1) ten years from the date on which the plan was adopted by our shareholders (in which event the plan shall terminate after all outstanding awards have been exercised, are no longer exercisable, have been forfeited or have become non-forfeitable) and (2) all shares of Common Stock reserved for issuance under the plan have been issued or are no longer available for use under the plan (in which event the plan shall terminate).

Estimate of Benefits

Because the 2004 Incentive Stock Plan is discretionary and may be subject to satisfaction of one or more conditions, including our financial performance, it is not possible to determine or to estimate the benefits or amounts that will be received in the future by individual employees or groups of employees under the plan.

The following table sets forth the shares granted under the 2004 Incentive Stock Plan to the named executive officers, to the directors, and to the executive officers and other employees eligible to participate in the 2004 Incentive Stock Plan as a group during fiscal 2006.

		Number of Shares
	Dollar Value of	of Restricted
	Benefits in Fiscal	Stock Granted in
Name and Position	2006(1)	Fiscal 2006

James A. Rubright
Chairman and Chief Executive Officer	$1,999,890	121,500
David D. Dreibelbis
Executive Vice President; General Manager Paperboard Division	$629,595	38,250
Michael E. Kiepura
Executive Vice President; General Manager Folding Carton Division	$629,595	38,250	(2)
Steven C. Voorhees
Executive Vice President; and Chief Financial Officer	$629,595	38,250
Robert B. McIntosh
Senior Vice President; General Counsel and Secretary	$503,676	30,600
All current executive officers as a group (7 persons)	$5,326,462	323,450
All current directors who are not executive officers as a group (10 persons)	$502,938	33,300
All employees eligible for grants, including all current officers who are not executive officers, as a group (25 persons)	$4,535,553	275,550

(1)	Except where indicated below, dollar amounts shown equal the number of shares of restricted stock multiplied by the closing market price of our unrestricted stock on the date of grant as reported on the NYSE ($16.46 on May 8, 2006).

(2)	Mr. Kiepura also received during fiscal 2006 a stock option grant to acquire 50,000 shares of our Common Stock under the 2004 Incentive Stock Plan having the terms and value described in the table above entitled “Options/SAR Grants in Last Fiscal Year” under the heading “Executive Compensation — Option Grants Table.”

Vesting of Restricted Stock Grants

Shares of restricted stock granted under the 2004 Incentive Stock Plan are generally subject to the satisfaction of certain service conditions, and in some cases, performance conditions and market conditions as well in order to vest. These shares will be deemed issued and have voting or dividend rights prior to the dates that they vest. The actual number of shares of restricted stock grants that vested during the past three fiscal years are 21,166 shares in fiscal 2004, 95,166 shares in fiscal 2005 and 92,501 shares in fiscal 2006.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences applicable to awards granted under the 2004 Incentive Stock Plan. Individual circumstances may cause these results to vary. The federal income tax law and regulations are frequently amended, and each plan participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2004 Incentive Stock Plan.

Nonqualified Stock Options.  The recipient of a nonqualified stock option under the 2004 Incentive Stock Plan is not subject to any federal income tax upon the grant of the option nor does the grant of the option result in an income tax deduction for us. Upon the exercise of a nonqualified stock option, a recipient will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the recipient upon exercise over the exercise price. The fair market value generally will be determined on the date the shares are transferred pursuant to the exercise. However, if the recipient is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred will be determined may be delayed for up to six months after the “purchase” (although there is a U.S. Tax Court case that holds that the “purchase” occurs on the date of the grant). Alternatively, if the recipient is subject to Section 16(b) of the Exchange Act and makes a timely election under Section 83(b) of the Code, the fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The recipient will recognize ordinary income in the year in which the fair market value of the shares transferred is determined.

Depending on the period the shares are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified stock option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on disposition and the fair market value of the shares when the nonqualified stock option was exercised.

Special rules not discussed above apply to a recipient who exercises a nonqualified stock option by paying the exercise price, in whole or in part, by the transfer of shares to us.

Incentive Stock Options.  An employee is not subject to any federal income tax upon the grant of an incentive stock option pursuant to the 2004 Incentive Stock Plan, nor does the grant of an incentive stock option result in an income tax deduction for us. Further, an employee will not recognize income for federal income tax purposes and we normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code.

If the shares transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the employee generally will recognize ordinary income equal to the lesser of (1) the gain realized (i.e., the excess of the amount realized on the disposition over the exercise price) or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. The balance, if any, of the employee’s gain over the amount treated as ordinary income on disposition generally will be treated as short- or long-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied.

If the shares transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, that disposition generally will result in a long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the exercise price. We will not be entitled to a federal income tax deduction as a result of a disposition of the shares after these holding periods have been satisfied.

Special rules not discussed above apply to an employee who exercises an incentive stock option by paying the exercise price, in whole or in part, by the transfer of shares to us.

Stock Appreciation Rights.  The grant of a stock appreciation right under the 2004 Incentive Stock Plan ordinarily will not result in taxable income to a recipient or a federal income tax deduction to us. Upon exercise of a stock appreciation right, the recipient will recognize ordinary income in an amount equal to the cash or the fair market value of the shares received by the recipient. If a recipient allows a stock appreciation right to expire, other than as a result of exercise of a related stock option, the Internal Revenue Service may contend that the recipient has ordinary income in the year of expiration equal to the amount of cash or the fair market value of the shares that the recipient would have received if he or she had exercised the stock appreciation right immediately before it expired. The provisions of the recently enacted American Jobs Creation Act of 2004 that relate to the taxation of deferred compensation are expected to extend to the taxation of stock appreciation rights after 2004; however, until the Internal Revenue Service issues any guidance, it is unclear exactly how these provisions will apply to the taxation of stock appreciation rights.

Stock Grants.  A recipient of a stock grant under the 2004 Incentive Stock Plan generally will be subject to tax at ordinary income rates on the fair market value of the shares subject to the grant (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a substantial risk of forfeiture or are freely transferable for purposes of Section 83 of the Code. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the stock grant will recognize ordinary income on the date of issuance of the stock grant equal to the excess of the fair market value of the shares subject to the grant on the issuance date (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a recipient makes a Section 83(b) election, the recipient will recognize no additional taxable income at the time the shares are no longer subject to a substantial risk of forfeiture or are freely transferable. However, if shares with respect to which a Section 83(b) election is made are later forfeited, no tax deduction is allowable to the recipient for the forfeited shares.

If a Section 83(b) election has not been made, any dividends received with respect to a stock grant that is subject at that time to a risk of forfeiture and not freely transferable generally will be treated as compensation that is taxable as ordinary income to the recipient.

Stock Unit Grants.  A recipient of a stock unit grant will recognize ordinary income in the amount of the cash payment made to the recipient pursuant to the terms of the stock unit grant. The provisions of the recently enacted American Jobs Creation Act of 2004 that relate to the taxation of deferred compensation are expected to extend to the taxation of stock unit grants after 2004; however, until the Internal Revenue Service issues more definitive guidance, it is unclear exactly how these provisions will apply to the taxation of stock unit grants.

Company Deduction.  To the extent that a plan participant recognizes ordinary income in connection with an award, we or the subsidiary or affiliate for which the participant performs services should be entitled to a corresponding deduction, provided that applicable reporting requirements are met and the income is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the adoption and approval of the Stock Plan Amendment. Proxies returned without instructions (other than broker non-votes) will be voted FOR the adoption and approval of the Stock Plan Amendment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
ITEM 4

The audit committee of the board of directors selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2007. Although we are not required to submit this matter to you, the board of directors believes that it is good corporate governance to do so. This proposal asks you to ratify this selection. If the appointment of Ernst & Young LLP is not ratified by you, the audit committee will reconsider the appointment. Representatives of Ernst & Young are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire, and they will be available to respond to appropriate questions that you may have.

Pursuant to the rules and regulations of the SEC, the audit committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of our independent registered public accounting firm. Consequently, the audit committee will consider the results of the shareholder vote on ratification but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of our independent public registered accounting firm, and the appointment of Ernst & Young will be subject to the audit committee and Ernst & Young reaching agreement on satisfactory terms of the appointment.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the company. Proxies returned without instructions will be voted FOR the ratification of the E&Y Appointment.

OTHER MATTERS

The board of directors knows of no other matters that will be brought before the annual meeting. If other matters are introduced, the persons named in the enclosed proxy as the proxy holders will vote on such matters in their discretion.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our officers and directors and persons who beneficially own more than 10% of our Common Stock file with the SEC certain reports, and to furnish copies thereof to us, with respect to each such person’s beneficial ownership of our equity securities. Based solely upon a review of the copies of the reports furnished to us and certain representations of these persons, all of these persons complied with the applicable reporting requirements except as follows: Russell M. Currey, a director and officer of our company, filed late the following statements of changes in beneficial ownership:

•	One report on Form 4 to report the transfer of 75,415 shares of stock from the Bradley N. Currey Jr. 12 Year Term Trust, of which Russell M. Currey is the trustee; and

•	One report on Form 4 to report the grant on May 8, 2006 of 10,200 shares of restricted Common Stock which were part of annual grants to executives and officers.

Annual Report on Form 10-K

We will provide without charge, at the written request of any shareholder of record as of November 30, 2006, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits to eligible shareholders making such a request. We may impose a reasonable fee for providing the exhibits. Requests for copies of our Annual Report on Form 10-K should be mailed to: Rock-Tenn Company, 504 Thrasher Street,

Norcross, Georgia 30071, Attention: Corporate Secretary. You may also access a copy of our Annual Report via the Internet by visiting our website located at www.rocktenn.com.

Shareholder Nominations for Election of Directors

Under our bylaws, only persons nominated in accordance with certain procedures will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the board of directors only if both (1) the shareholder is otherwise entitled to vote generally in the election of directors, and (2) the shareholder sends timely notice of the nomination in writing to our Corporate Secretary.

All proposals should be addressed to Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071, Attention: Corporate Secretary. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 90 days and no more than 120 days prior to the meeting. Next year’s annual meeting of shareholders is currently scheduled for January 25, 2008, so shareholders must submit nominations no earlier than the close of business on September 27, 2007, and no later than the close of business on October 26, 2007.

If we give less than 100 days’ notice or make prior public disclosure of the date of the annual meeting to shareholders, we must receive notice from the shareholder no later than the close of business on the 10th day following the day on which we mailed such notice or made such public disclosure of the date of the meeting, whichever occurs first.

The shareholder’s notice must set forth for each person to be nominated for election as a director all of the following:

•	All information that is required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14(a) under the Exchange Act or any other proxy rules promulgated by the SEC.

•	The signed consent of the proposed nominee to serve as a director if elected.

•	The name and address of the proposed nominee.

•	A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

•	The total number of shares of Common Stock that such shareholder believes will be voted for the proposed nominee.

The shareholder’s notice must also set forth, with respect to the shareholder giving such notice, all of the following:

•	A representation that the shareholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the proposed nominee.

•	The name and address of the shareholder, as they appear on our company’s books.

•	The total number of shares of Common Stock beneficially owned by the shareholder and how long the shareholder has owned such shares.

We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

Shareholder Proposals

Bylaw Provisions.  In accordance with our bylaws, a shareholder who desires to present a proposal for consideration at our 2008 annual meeting of shareholders must deliver the proposal to our Corporate Secretary so that it is received no earlier than the close of business September 27, 2007, and no later than the close of business on October 26, 2007. However, if we give less than 100 days’ notice of our 2008 annual meeting of shareholders, then shareholder proposals intended to be presented at the meeting but not to be included in the board’s proxy materials must be received no later than 10 days after notice of the date of the 2008 annual meeting is mailed or the day on which public disclosure of the meeting date is made. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), the number of shares of Common Stock beneficially owned by the shareholder and a description of any material direct or indirect financial or other interest that the shareholder (or any affiliate or associate) may have in the proposal. Proposals should be addressed to Rock-Tenn Company, 504 Thrasher Street, Norcross, GA 30071, Attention: Corporate Secretary.

Inclusion in Next Year’s Proxy Statement.  Notwithstanding the bylaw provisions, a shareholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on August 23, 2007.

Expenses of Solicitation

We will bear the cost of solicitation of proxies by the board of directors in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

By Order of the Board of Directors

Robert B. McIntosh
Secretary

Our annual report to shareholders for fiscal 2006, which includes audited financial statements, accompanies this proxy statement. The annual report does not form any part of the material for the solicitation of proxies.

APPENDIX “A”

ROCK-TENN COMPANY
CHARTER OF THE AUDIT COMMITTEE

1. Organization and Membership.  The Board of Directors (the “Board”) of Rock-Tenn Company (“Rock-Tenn”) shall appoint from its members an Audit Committee (the “Committee”). The Committee shall consist of three or more directors each of whom shall be a Qualified Audit Committee Member (as defined in the corporate governance guidelines adopted by the Board (the “Guidelines”)) and one of whom shall be the NYSE Qualified Audit Committee Member (as defined in the Guidelines).

The Committee shall meet the size, independence, experience and other requirements of applicable statutes, rules and regulations (“Applicable Law”), including those issued by the Securities and Exchange Commission and the New York Stock Exchange.

2. Purpose.  The Committee shall assist the Board in fulfilling its responsibilities with respect to the oversight of:

•	The integrity of Rock-Tenn’s financial statements.

•	Rock-Tenn’s system of internal control over financial reporting.

•	The performance of Rock-Tenn’s internal audit function.

•	The independence, qualifications and performance of Rock-Tenn’s independent auditor.

•	Rock-Tenn’s system of compliance with legal and regulatory requirements.

3. Duties and Responsibilities.  The following shall be the principal duties and responsibilities of the Committee:

(a)	Integrity of Financial Statements

•	Provide oversight of Rock-Tenn’s financial reporting process, which shall include the following:

•	Review management’s processes for ensuring the integrity of Rock-Tenn’s financial statements.

•	Discuss with management and the independent auditor Rock-Tenn’s annual audited financial statements and quarterly financial statements, including disclosure under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Discuss Rock-Tenn’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may perform this responsibility generally by discussing the types of information to be disclosed and the type of presentation to be made. The Committee need not discuss in advance each earnings release or each instance in which Rock-Tenn may provide earnings guidance.

•	Review with the independent auditor any audit problems or difficulties the auditor may have encountered during the course of performing the audit and management’s response.

•	Periodically meet separately with management, the Manager of Internal Audit, and the independent auditor.

(b)	System of Internal Control Over Financial Reporting

•	Review periodically management’s assessment of the effectiveness of Rock-Tenn’s internal control over financial reporting and any related attestation report prepared by the independent auditor.

•	Review any significant issues as to the adequacy of internal control over financial reporting, as well as any special audit steps adopted in connection with any significant deficiencies or material weaknesses related thereto.

(c)	Performance of Internal Audit Function

•	Review the internal audit department’s responsibilities, activities, budget and staffing.

•	Review the effectiveness of the internal audit function, including compliance with professional standards.

(d)	Independence, Qualifications and Performance of Independent Auditor

•	Directly appoint, compensate, retain, and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Rock-Tenn. Resolve disagreements between management and any such registered public accounting firm regarding financial reporting. Each such registered public accounting firm shall report directly to the Committee.

•	At least annually, obtain and review a report by the independent auditor describing each of the following:

•	The firm’s internal quality-control procedures.

•	Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and Rock-Tenn.

•	Evaluate the independent auditor’s independence, qualifications and performance.

•	Review and pre-approve, in accordance with Applicable Law, any engagement of the independent auditor to provide audit, review, or attest services or non-audit services and the fees for any such services.

•	Consider reports from the independent auditor on:

•	Rock-Tenn’s critical accounting policies and practices.

•	All alternative treatments of financial information permitted within Generally Accepted Accounting Principles (“GAAP”) related to material items that have been discussed with management, including the ramifications of the use and disclosure of such treatments as well as the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted audit differences.

•	Any other matters related to the conduct of the audit that are required to be communicated to the Committee under GAAP or under Applicable Law.

•	Set and monitor compliance with policies regarding the hiring by Rock-Tenn of any employee and former employee of the independent auditor.

(e)	System of Compliance and Business Conduct

•	Discuss Rock-Tenn’s policies with respect to risk assessment and risk management.

•	Discuss Rock-Tenn’s policies with respect to legal and regulatory compliance.

•	Establish procedures for (1) the receipt, retention, and treatment of complaints received by Rock-Tenn regarding accounting, internal accounting controls, or auditing matters, and (2) the confidential, anonymous submission by Rock-Tenn employees of concerns regarding questionable accounting or auditing matters.

•	As required by the Guidelines:

•	Evaluate recommendations by management to adopt or amend codes of business conduct and ethics and to recommend to the Board such codes that the Audit Committee considers necessary to comply with Applicable Law or otherwise appropriate.

•	Evaluate periodically all codes of business conduct and ethics adopted by the Board and recommend any changes that the Audit Committee considers necessary to comply with Applicable Law or otherwise appropriate.

•	With respect to any code of business conduct and ethics adopted by the Board, review and either approve or recommend to the Board for approval: (1) any waiver of or material departure from a provision thereof by any director, any executive officer, or, solely with respect to Rock-Tenn’s Code of Ethical Conduct for CEO and Senior Financial Officers, any senior financial officer that is subject to such code, and (2) any proposed disciplinary action for any such material departure that is not approved by the Board or the Committee.

(f)	Reporting

•	Prepare the report from the Committee required by Applicable Law to be included in Rock-Tenn’s annual proxy statement.

(g)	Charter Review

•	Review and assess, at least annually, the adequacy of this Charter.

4. Delegation.  The Committee may from time to time delegate any of its duties and responsibilities to subcommittees of one or more members as the Committee may deem to be appropriate, in its sole discretion.

5. Resources.  The Committee shall have the power to conduct or authorize examinations into any matters within the Committee’s responsibilities with full access to all books, records, facilities, and personnel of Rock-Tenn as well as Rock-Tenn’s internal accountants, lawyers and other staff and outside accountants, lawyers and other advisers. The Committee shall also have the authority to engage, terminate and compensate such independent counsel and other advisers, as the Committee deems necessary to carry out its duties and responsibilities. No Board approval shall be required for any Committee expenditure. Further, Rock-Tenn shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of any of the following:

•	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Rock-Tenn.

•	Compensation to any advisers employed by the Committee in accordance with this Charter.

•	The ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties.

6. Annual Performance Evaluation.  An annual evaluation shall be conducted in accordance with the Guidelines to determine whether the Committee is functioning effectively.

7. Committee Governance.  The Committee shall meet as scheduled by the Committee Chair or Chairman of the Board, but not less frequently than quarterly after the end of each fiscal quarter. The Committee shall also meet regularly in executive session without management present. The Committee shall keep written minutes of its proceedings, which shall be filed with Board meeting minutes. All other matters regarding Committee governance shall be administered in the same manner as provided with respect to governance of the Board or its committees in Rock-Tenn’s charter documents and Applicable Law or as otherwise provided by the Board.

The Committee shall regularly report its actions to the Board together with such recommendations as the Committee may deem appropriate.

121097
ROCK-TENN COMPANY
1993 EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED
EFFECTIVE
JANUARY 1, 1998

Section

ii

iii

1. §Purpose
     The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee of Rock-Tenn and each Subsidiary in the belief that such ownership will increase his or her interest in the success of Rock-Tenn and will provide an additional incentive for him or her to remain in the employ of Rock-Tenn or such Subsidiary. Rock-Tenn intends that this Plan constitute an “employee stock purchase plan” within the meaning of § 423 of the Code and, further, intends that any ambiguity in this Plan or any related offering be resolved to effect such intent.
2. §Amendment and Restatement
     This Plan was first effective as of January 1, 1994 and has been amended and restated effective as of January 1, 1998 primarily to increase the shares of Stock available for purchase from Rock-Tenn pursuant to the terms of this Plan.
3. §Definitions
     3.1. The term Account shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator (or its delegate) for each Participant for each Purchase Period to record the payroll deductions made on his or her behalf to purchase Stock under this Plan.
     3.2. The term Authorization shall mean the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete in writing and timely file with the Plan Administrator (or its delegate) before the end of an Offering Period in order to participate in this Plan for the related Purchase Period.
     3.3. The term Board shall mean the Board of Directors of Rock-Tenn.
     3.4. The term Code shall mean the Internal Revenue Code of 1986, as amended.
     3.5. The term Eligible Employee shall mean each employee of Rock-Tenn or a Subsidiary except—
     (a) an employee who has been employed less than two years (within the meaning of the Code § 423(b)(4)(A)) by Rock-Tenn or such Subsidiary,
     (b) an employee who customarily is employed (within the meaning of Code § 423(b)(4)(B)) 20 hours or less per week by Rock-Tenn or such Subsidiary,
     (c) an employee who (after completing at least two years of employment as an employee of Rock-Tenn or such Subsidiary) customarily is employed (within the meaning of Code § 423(b)(4)(C)) for not more than 5 months in any calendar year by Rock-Tenn or such Subsidiary, and
     (d) an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Rock-Tenn based on the rules set forth in § 423(b)(3) and § 424 of the Code.
  3.6. The term Exercise Date shall mean for each Purchase Period the last day of such Purchase Period.
  3.7. The term Offering Period shall mean a period which (1) shall be set by the

Board or its delegate, (2) shall come before the related Purchase Period and (3) shall continue for no more than 30 days.
     3.8. The term Option Price shall mean for each Purchase Period the lesser of 85% of the average of the high and low sales prices for a share of Stock on the first day of such Purchase Period or 85% of the average of the high and low sales prices for a share of Stock on the last day of such Purchase Period, as such high and low prices are reported in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, any similar trade publication selected by the Plan Administrator (or its delegate) or, if the Plan Administrator (or its delegate) makes no such selection, as such prices are determined in good faith by the Plan Administrator (or its delegate); provided, if no such prices are so reported for any such day, the average of the high and low sales prices for such day shall be deemed to be the average of the high and low sales prices for a share of Stock which was so reported on the most recent day before such day.
     3.9. The term Participant shall mean for each Purchase Period an Eligible Employee who has satisfied the requirements set forth in § 7 of this Plan for such Purchase Period.
     3.10. The term Participating Employer shall for each Participant, as of any date, mean Rock-Tenn or a Subsidiary, whichever employs such Participant as of such date.
     3.11. The term Plan shall mean this Rock-Tenn Company 1993 Employee Stock Purchase Plan as amended and restated effective as of January 1, 1998 and as thereafter amended from time to time.

     3.12. The term Plan Administrator shall mean the person or persons appointed by the Board to administer this Plan.
     3.13. The term Purchase Period shall mean a 3 month period which shall begin on a date (within the 15 day period which immediately follows the end of the related Offering Period) set by the Board or its delegate on or before the beginning of the related Offering Period.
     3.14. The term Rock-Tenn shall mean Rock-Tenn Company, a corporation incorporated under the laws of the State of Georgia, and any successor to Rock-Tenn.
     3.15. The term Share Limit shall mean for each Purchase Period a number of shares of Stock (including a fractional share of Stock) determined by the Plan Administrator (or its delegate) by dividing $5,312.50 by 85% of the average of the high and low sales prices for a share of Stock on the first day of such Purchase Period as such high and low prices are reported in The Wall Street Journal or any successor to The Wall Street Journal or, if there is no successor, any similar trade publication selected by the Plan Administrator (or its delegate) or, if the Plan Administrator (or its delegate) makes no such selection, as such prices are determined in good faith by the Plan Administrator (or its delegate); provided, if no such prices are so reported for any such day, the average of the high and the low sales prices for such day shall be deemed to be the average of the high and the low sales prices for a share of Stock which was so reported on the most recent day before such day.
     3.16. The term Stock shall mean the $0.01 par value Class A Common Stock of Rock-Tenn.

     3.17. The term Subsidiary shall mean each corporation (1) which is in an unbroken chain of corporations beginning with Rock-Tenn in which each corporation in such chain (except for the last corporation in such chain) owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (2) which the Plan Administrator (or its delegate) has designated as eligible to participate in this Plan.
4. §Offerings
     Options to purchase shares of Stock shall be offered to Participants in accordance with this Plan from time to time at the discretion of the Plan Administrator (or its delegate); provided, however, there shall be no more than one Offering Period in effect at any time and no more than one Purchase Period in effect at any time.
5. §Stock Available for Options
     There shall be 1,260,000 shares of Stock available under this Plan, 600,000 shares of Stock of which shall be attributable to this Plan as in effect on December 31, 1997. Such shares of Stock shall be available for purchase from Rock-Tenn upon the exercise of options granted under § 9 of this Plan, and any shares of Stock which are subject to options granted as of the first day of a Purchase Period but which are not purchased on the related Exercise Date shall again become available under this Plan.

6. §Administration
     The Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret this Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Employee or Participant under this Plan.
7. §Participation
     Each person who is an Eligible Employee on the first day of an Offering Period shall satisfy the requirements to be a Participant in this Plan for the related Purchase Period if
(1)	he or she properly completes in writing and files an Authorization with the Plan Administrator (or its delegate) on or before the last day of such Offering Period to purchase shares of Stock pursuant to the option granted under § 9, and

(2)	his or her employment as an Eligible Employee continues throughout the period which begins on the first day of such Offering Period and ends on the first day of the related Purchase Period, and his or her employment as an Eligible Employee shall not be treated as interrupted by a transfer directly between Rock-Tenn and any Subsidiary or between one Subsidiary and another Subsidiary.
An Authorization shall require an Eligible Employee to provide such information and to take such action as the Plan Administrator (or its delegate) in his or her discretion deems necessary or helpful to the orderly administration of this Plan, including specifying (in accordance with § 9) his or her payroll deductions to purchase shares of Stock pursuant to the option granted under § 9 and whether he or she desires such Authorization to remain in effect for one or more than one Purchase Period. A Participant’s status as such shall terminate for a Purchase Period (for which he or she has an effective Authorization) at such time as his or her Account has been withdrawn under § 12 or § 13 or the purchases and distributions contemplated under § 10 with respect to his or her Account have been completed, whichever comes first.
8. §Payroll Deductions
     (a) Initial Authorization. Each Participant’s Authorization made under § 7 shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay period (as such pay period is determined in accordance with his or her Participating Employer’s standard payroll policies and practices) during the Purchase Period for which such Authorization is in effect to purchase shares of Stock pursuant to the option granted under § 9, provided
(1)	the total of such dollar amount shall not be less than $15.00 if such Participant is on a Participating Employer’s weekly payroll or the equivalent of such figure if such Participant is on any other payroll, provided that the aggregate amount deducted from his or her compensation during any Purchase Period shall not be less than $195 and such Participating Employer shall make adjustments to amounts deducted from a Participant’s compensation in any pay period to the extent necessary to comply with this restriction; and

(2)	the total of such dollar amount shall not be more than $5,312.50 (or such lower amount as is set from time to time by the Plan Administrator (or its delegate)).
     (b) Subsequent Authorization. A Participant shall have the right to make one amendment to an Authorization after the end of an Offering Period to reduce or to stop the payroll deductions which he or she previously had authorized for the related Purchase Period, and such reduction shall be effective as soon as practicable after the Plan Administrator (or its delegate) actually receives such amended Authorization.
     (c) Account Credits, General Assets and Taxes. All payroll deductions made for a Participant shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by Rock-Tenn, by Rock-Tenn’s agent or by one, or more than one, Subsidiary (as determined by the Plan Administrator (or its delegate)) as part of the general assets of Rock-Tenn or any such Subsidiary, and each Participant’s right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. Rock-Tenn, Rock-Tenn’s agent or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.
     (d) No Cash Payments. A Participant may not make any contribution to his or her Account except through payroll deductions made in accordance with this § 8.
9. §Granting of Option
     (a) General Rule. Subject to § 9(b) and § 9(c), each person who is a Participant for a Purchase Period automatically shall be granted by operation of this Plan an option as of the first day of such Purchase Period to purchase the number of shares of Stock (including any fractional share of Stock) equal to the Share Limit as determined by the Plan Administrator (or its delegate) for such Purchase Period. Each such option shall be exercisable only in accordance with the terms of this Plan.
     (b) Statutory Limitation. No option granted by operation of this Plan to any Eligible Employee under § 9(a) shall permit his or her rights to purchase shares of Stock under this Plan or under any other employee stock purchase plan (within the meaning of § 423 of the Code) or any other shares of Stock under any other employee stock purchase plans (within the meaning of § 423 of the Code) of Rock-Tenn and any of its subsidiaries (within the meaning of § 424(f) of the Code) to accrue (within the meaning of § 423(b)(8) of the Code) at a rate which exceeds $25,000 of the fair market value of such Stock for any calendar year. Such fair market value shall be determined as of the first day of the Purchase Period for which the option is granted.
     (c) Available Shares of Stock. If the number of shares of Stock available for purchase for any Purchase Period is insufficient to cover the number of shares which Participants have elected to purchase through effective Authorizations, then each Participant’s option to purchase shares of Stock for such Purchase Period shall be reduced to the number of shares of Stock (including any fractional share) which the Plan Administrator (or its delegate) shall determine by multiplying the number of shares of Stock available for options for such Purchase Period by a fraction, the numerator of which shall be the number of shares of Stock for which such Participant would have been granted an option under § 9(a) if sufficient shares were available and the denominator of which shall be the total number of shares of Stock for which options would have been granted to all Participants under § 9(a) if sufficient shares were available.
10. §Exercise of Option
     (a) General Rule. Unless a Participant files an amended Authorization under § 10(b) or § 12 on or before the Exercise Date for a Purchase Period for which he or she has an effective Authorization, his or her option shall be exercised automatically on such Exercise Date for the purchase of as many shares of Stock (including any fractional share) subject to such option as the balance credited to his or her Account as of that date will purchase at the Option Price for such shares of Stock if he or she also is an Eligible Employee on such Exercise Date.
     (b) Partial Exercise. A Participant may file an amended Authorization under this § 10 with the Plan Administrator (or its delegate) on or before an Exercise Date to elect, effective as of such Exercise Date, to exercise his or her option with respect to a specific dollar amount (which is less than the aggregate amount of payroll deductions made by such Participant pursuant to § 8), and any such amended Authorization shall be effective only if such Participant is an Eligible Employee on such Exercise Date.
     (c) Automatic Refund. If a Participant’s Account has a remaining balance after his or her option has been exercised as of an Exercise Date under this § 10, such balance automatically shall be refunded to the Participant in cash (without interest) as soon as practicable following such Exercise Date.
11. §Delivery
     A stock certificate representing any shares of Stock purchased upon the exercise of an option under this Plan shall be held for, or at the Participant’s direction and expense, delivered to the Participant and shall be registered in (1) his or her name or, if the Participant so directs on his or her Authorization filed with the Plan Administrator (or its delegate) on or before the Exercise Date for such option and if permissible under applicable law, (2) the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship; provided, however, Rock-Tenn shall not have any obligation to deliver a certificate to a Participant which represents a fractional share of Stock. No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an option until such option has been exercised and the related shares of Stock actually have been delivered to such person or have been transferred to an account for such person at a broker-dealer designated by the Plan Administrator (or its delegate).
12. §Voluntary Account Withdrawal
     A Participant may elect to withdraw the entire balance credited to his or her Account for a Purchase Period by completing in writing and filing an amended Authorization with the Plan Administrator (or its delegate) on or before the Exercise Date for such period. If a Participant makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended Authorization is filed, and no further payroll deductions shall be made on his or her behalf for the remainder of such Purchase Period. If a Participant dies on or before an Exercise Date and the Plan Administrator (or its delegate) has timely notice of his or her death, the Plan Administrator (or its delegate) shall deem such Participant to have elected to withdraw the entire balance credited to his or her Account under this § 12.
13. §Termination of Employment

     If a Participant’s employment as an Eligible Employee terminates on or before the Exercise Date for a Purchase Period for any reason whatsoever, his or her Account shall be distributed as soon as practicable as if he or she had elected to withdraw his or her Account in cash under § 12 immediately before the date his or her employment had so terminated. However, if a Participant is transferred directly between Rock-Tenn and a Subsidiary or between one Subsidiary and another Subsidiary while he or she has an Authorization in effect, his or her employment shall not be treated as terminated merely by reason of such transfer and any such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect after such transfer.
14. § Transferability
     Neither the balance credited to a Participant’s Account nor any rights to the exercise of an option or to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Plan Administrator (or its delegate) in its absolute discretion may treat any such action as an election by a Participant to withdraw the balance credited to his or her Account in accordance with § 12.
15. § Adjustment
     The number of shares of Stock covered by outstanding options granted pursuant to this Plan and the related Option Price and the number of shares of Stock available under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of Rock-Tenn, including, but not limited to such changes as dividends paid in the form of Stock or Stock splits. Furthermore, the Board shall adjust (in a manner which satisfies the requirements of § 424(a) of the Code) the number of shares of Stock available under this Plan and the number of shares of Stock covered by options granted under this Plan and the related Option Prices in the event of any corporate transaction described in § 424(a) of the Code. Any such adjustment under this § 15 may create fractional shares of Stock or a right to acquire a fractional share. An adjustment made under this § 15 by the Board shall be conclusive and binding on all affected persons.
16. § Securities Registration
     If Rock-Tenn shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes any shares of Stock with respect to which an option shall have been exercised under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, Rock-Tenn shall take such action at its own expense before delivery of the certificate representing such shares of Stock. If shares of Stock are listed on any national stock exchange at the time an option to purchase shares of Stock is exercised under this Plan, Rock-Tenn whenever required shall register shares of Stock for which such option is exercised under the Securities Exchange Act of 1934, as amended, and shall make prompt application for the listing on such national stock exchange of such shares, all at the expense of Rock-Tenn.

17. § Amendment or Termination
     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, § 423 of the Code and the laws of the State of Georgia, and any such amendment shall be subject to the approval of Rock-Tenn’s shareholders to the extent such approval is required under § 423 of the Code or the laws of the State of Georgia or to the extent such approval is required to meet the security holder approval requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. However, no provision of this Plan shall be amended more than once every 6 months if amending such provision more frequently would result in the loss of an exemption under Section 16(b) of the Securities Exchange Act of 1934, as amended. The Board also may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board shall not have the right to modify, cancel, or amend any option outstanding after the beginning of a Purchase Period unless (1) each Participant consents in writing to such modification, amendment or cancellation, (2) such modification only accelerates the Exercise Date for the related Purchase Period or (3) the Board acting in good faith deems that such action is required under applicable law.
18. § Notices
     All Authorizations and other communications from a Participant to the Plan Administrator (or its delegate) under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator (or its delegate) when actually received in the form specified by the Plan Administrator (or its delegate) at the location, or by the person, designated by the Plan Administrator (or its delegate) for the receipt of such Authorizations and communications.
19. § Employment
     No offer under this Plan shall constitute an offer of employment, and no acceptance of an offer under this Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and Rock-Tenn or any subsidiary of Rock-Tenn, including a Subsidiary. Finally, no Eligible Employee shall be induced to participate in this Plan by the expectation of employment or continued employment.
20. § Headings, References and Construction
     The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections (§) in this Plan shall be to sections (§) of this Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Georgia.
     This amended and restated Plan has been executed and shall be effective as of January 1, 1998.

ROCK-TENN COMPANY
By:	/s/ David C. Nicholson
Title:	Sr. VP & CFO

AMENDMENT NUMBER ONE TO
ROCK-TENN COMPANY
1993 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)
          Pursuant to the power reserved in § 17 of the Rock-Tenn Company 1993 Employee Stock Purchase Plan (as amended and restated effective January 1, 1998), Rock-Tenn Company hereby amends § 5 of the Plan to read as follows:
“Stock Available for Options.
One million shares of Stock shall (subject to shareholder approval) be added effective November 1, 2000 to the number of shares of Stock then available under this Plan. All such shares of Stock shall be available for purchase from Rock-Tenn upon the exercise of options granted under § 9 of this Plan, and any shares of Stock which are subject to options granted as of the first day of a Purchase Period but which are not purchased on the related Exercise Date shall again become available for purchase under this Plan.”
        This Amendment Number One shall be effective November 1, 2000, but no shares covered by this Amendment Number One shall be issued absent the approval of this Amendment Number One by Rock-Tenn Company’s shareholders at the 2001 Annual Meeting of such shareholders.

ROCK-TENN COMPANY

By:	/s/ Robert B. McIntosh

Date:	10/27/00

AMENDMENT NUMBER TWO TO
ROCK-TENN COMPANY
1993 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)
          Pursuant to the power reserved in § 17 of the Rock-Tenn Company 1993 Employee Stock Purchase Plan (as amended and restated effective January 1, 1998), Rock-Tenn Company hereby amends § 5 of the Plan to read as follows:
“Stock Available for Options.
One million shares of Stock shall (subject to shareholder approval) be added effective January 1, 2004 to the number of shares of Stock then available under this Plan. All such shares of Stock shall be available for purchase from Rock-Tenn upon the exercise of options granted under § 9 of this Plan, and any shares of Stock which are subject to options granted as of the first day of a Purchase Period but which are not purchased on the related Exercise Date shall again become available for purchase under this Plan.”
        This Amendment Number Two shall be effective January 1, 2004, but no shares covered by this Amendment Number Two shall be issued absent the approval of this Amendment Number Two by Rock-Tenn Company’s shareholders at the 2004 Annual Meeting of such shareholders.

ROCK-TENN COMPANY

By:	/s/ Steven C. Voorhees

Date:	02/09/04

AMENDMENT NUMBER THREE TO
ROCK-TENN COMPANY
1993 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)
          Pursuant to the power reserved in § 17 of the Rock-Tenn Company 1993 Employee Stock Purchase Plan (as amended and restated effective January 1, 1998), Rock-Tenn Company hereby deletes in its entirety the language contained in § 3.8 and inserts the following language in its place:
          Option Price.
     “The term Option Price shall mean for each Purchase Period 85% of the average of the high and low sales prices for a share of Stock on the last day of such Purchase Period, as such high and low prices are reported in The Wall Street Journal or in any successor to The Wall Street Journal or, if no such successor, any similar trade publication selected by the Plan Administrator (or its delegate) or, if the Plan Administrator (or its delegate) makes no such selection, as such prices are determined in good faith by the Plan Administrator (or its delegate); provided, if no such prices are so reported for any such day, the average of the high and low sales prices for such day shall be deemed to be the average of the high and low sales prices for a share of Stock which was so reported on the most recent day before such day.”
          This Amendment Number Three shall be effective with the purchase period that commences on May 1, 2005.

ROCK-TENN COMPANY

By:	/s/ Steven C. Voorhees

Title:	EVP and CFO

Date:	April 23, 2005

AMENDMENT NUMBER FOUR TO
ROCK-TENN COMPANY
1993 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)
     Pursuant to the power reserved in § 17 of the Rock-Tenn Company 1993 Employee Stock Purchase Plan (as amended and restated effective as of January 1, 1998), Rock-Tenn Company hereby amends the Plan effective as of May 1, 2005, as follows:
§ 1.
     By amending paragraph (a) of § 3.5 to read as follows:
     “(a) an employee who has been employed less than 20 months by Rock-Tenn or such Subsidiary,”
§ 2.
     By amending paragraph (c) of § 3.5 to read as follows:
     “(c) an employee who (after completing at least 20 months of employment as an employee of Rock-Tenn or such Subsidiary) customarily is employed (within the meaning of Code § 423(b)(4)(C)) for not more than 5 months in any calendar year by Rock-Tenn or such Subsidiary, and”
§ 3.
     By deleting § .3.15, Share Limit, in its entirety and substituting the following:
     “3.15 [Reserved]”
§ 4.
     By amending § 9(a) to read as follows:

     “(a) General Rule. Subject to § 9(b) and § 9(c), each person who is a Participant for a Purchase Period automatically shall be granted by operation of this Plan an option as of the last day of such Purchase Period to purchase the number of shares of Stock (including any fractional share of Stock) as determined by the Plan Administrator (or its delegate) for such Purchase Period. Each such option shall be exercisable only in accordance with the terms of this Plan.”
§ 5.
     This Amendment Number Four shall be effective with the purchase period that commences on May 1, 2005.

ROCK-TENN COMPANY

By:	/s/ Robert B. McIntosh

Title:	Sr. Vice President

Date:	April 23, 2005

PROPOSED
AMENDMENT NUMBER FIVE TO
ROCK-TENN COMPANY
1993 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)
     Pursuant to the power reserved in § 17 of the Rock-Tenn Company 1993 Employee Stock Purchase Plan (as amended and restated effective January 1, 1998), Rock-Tenn Company hereby amends § 5 of the Plan to read as follows:
     “Stock Available for Options.
     One million shares of Stock shall (subject to shareholder approval) be added effective February 1, 2007 to the number of shares of Stock then available under this Plan. All such shares of Stock shall be available for purchase from Rock-Tenn upon the exercise of options granted under § 9 of this Plan, and any shares of Stock which are subject to options granted as of the first day of a Purchase Period but which are not purchased on the related Exercise Date shall again become available for purchase under this Plan.”
     This Amendment Number Five shall be effective with the purchase period that commences on February 1, 2007.

ROCK-TENN COMPANY
By:

Title:

Date:

ROCK-TENN COMPANY
2004 INCENTIVE STOCK PLAN

-ii-

Page

16.5 Other Conditions	18
16.6 Rule 16b-3	18
16.7 Coordination with Employment Agreements and Other Agreements	19

-iii-

§ 1.
BACKGROUND AND PURPOSE
     The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.
§ 2.
DEFINITIONS
     2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.
     2.2 Board — means the Board of Directors of the Company.
     2.3 Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.
     2.4 Change in Control — means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as
(a)	any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company;

(b)	during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c)	the shareholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

(d)	the shareholders of the Company approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.4(d)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (C) the percentage described in § 2.4(d)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.4 (d)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in § 2.4(d)(A) immediately before the consummation of such transaction.
     2.5 Code — means the Internal Revenue Code of 1986, as amended.
     2.6 Committee — means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

     2.7 Company — means Rock-Tenn Company and any successor to Rock-Tenn Company.
     2.8 Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.
     2.9 Eligible Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.
     2.10 Fair Market Value — means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.
     2.11 ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.
     2.12 1933 Act — means the Securities Act of 1933, as amended.
     2.13 1934 Act — means the Securities Exchange Act of 1934, as amended.
     2.14 Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.
     2.15 Option — means an ISO or a Non-ISO which is granted under § 7.
     2.16 Option Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.
     2.17 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.
     2.18 Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

     2.19 Plan — means this Rock-Tenn Company 2004 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company and as amended from time to time thereafter.
     2.20 Preexisting Plan — means the following plan, as such plan has been amended from time to time up to the date this Plan is effective: the 2000 Rock-Tenn Company Incentive Stock Plan.
     2.21 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
     2.22 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.
     2.23 Stock — means the Class A common stock of the Company.
     2.24 Stock Appreciation Right — means a right which is granted under § 8 to receive the appreciation in a share of Stock.
     2.25 Stock Appreciation Right Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.
     2.26 Stock Grant — means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.
     2.27 Stock Grant Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.
     2.28 Stock Unit Grant — means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.
     2.29 Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.
     2.30 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.
SHARES AND GRANT LIMITS
     3.1 Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan (a) 2.0 million shares of Stock plus (b) the number of shares of Stock which would remain available for issuance under each Preexisting Plan if shares were issued on the effective date of this Plan sufficient to satisfy grants then outstanding under such plan plus (c) the number of shares of Stock subject to grants under any Preexisting Plan which are outstanding on the effective date of this Plan and which are forfeited or expire on or after such effective date in accordance with the terms of such grants; provided, however, (d) no more than the number of shares of Stock described in § 3.1(a) shall be issued in connection with the exercise of ISOs and (e) nothing in this Plan shall affect any grants under any Preexisting Plan which are outstanding on the effective date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such effective date in accordance with the terms of such grants.
     3.2 Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to the Company in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.
     3.3 Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.
     3.4 Grant Limits. No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 500,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 500,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $2,000,000. No more than 1,000,000 non-forfeitable shares of Stock shall (subject to § 13) be issued pursuant to Stock Grants under § 9.

     3.5 Preexisting Plan. No grants shall be made under any Preexisting Plan on or after the date this Plan becomes effective.
§ 4.
EFFECTIVE DATE
     The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.
§ 5.
COMMITTEE
     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.
§ 6.
ELIGIBILITY
     Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.
§ 7.
OPTIONS
     7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s shareholders. Each grant of an Option to a Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to a Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.
     7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.
     7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.
     7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.
     7.5 Exercise.
(a)	Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option

Certificate shall make an Option exercisable on or after the earlier of
(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.
(b)	Termination of Status as Eligible Employee or Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.
§ 8.
STOCK APPRECIATION RIGHTS
     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.
     8.2 Terms and Conditions.
(a)	Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.
(b)	Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)	Minimum Period of Service. If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.
     8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.
§ 9.
STOCK GRANTS
     9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.
     9.2 Conditions.
(a)	Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)	Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before a Eligible Employee’s or Director’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.
(c)	Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

9.3	Dividends, Voting Rights and Creditor Status.

(a)	Cash Dividends. Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee or Director.

(b)	Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c)	Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d)	Voting. Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e)	General Creditor Status. Each Eligible Employee and each Director to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.
     9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.
     9.5 Income Tax Deduction.
(a)	General. The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) make Stock Grants and Stock Unit Grants to Eligible Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants and Stock Unit Grants to Eligible Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Stock Grant or Stock Unit Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes.

(b)	Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s safety record, (3) the Company’s customer satisfaction survey, (4) the Company’s total earnings or the growth in such earnings, (5) the Company’s consolidated earnings or the growth in such earnings, (6) the Company’s earnings per share or the growth in such earnings, (7) the Company’s net earnings or the growth in such earnings, (8) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (9) the Company’s earnings before interest and taxes or the growth in such earnings, (10) the Company’s consolidated net income or the growth in such income, (11) the value of the Company’s common stock or the growth in such value, (12) the Company’s stock price or the growth in such price, (13) the tons of paperboard produced or converted by the Company, (14) the Company’s return on assets or the growth on such return, (15) the Company’s cash flow or the growth in such cash flow, (16) the Company’s total shareholder return or the growth in such return, (17) the Company’s expenses or the reduction of such expenses, (18) the Company’s sales growth, (19) the Company’s overhead ratios or changes in such ratios, (20) the Company’s expense-to-sales ratios or the changes in such ratios, or (21) the Company’s economic value added or changes in such value added. The performance goals for participants will (as the Committee deems appropriate) be based on criteria related to company-wide performance, division-specific or other business unit-specific performance (where the Committee can apply the business criteria on such basis), plant or facility-specific performance, department-specific performance, personal goal performance or any combination of the performance-based criteria.
(c)	Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company’s paying non-deductible compensation to an Eligible Employee).

§ 10.
NON-TRANSFERABILITY
     No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Eligible Employee’s or Director’s lifetime only by the Eligible Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.
§ 11.
SECURITIES REGISTRATION
     As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
§ 12.
LIFE OF PLAN

     No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:
(1)	the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)	the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.
§ 13.
ADJUSTMENT
     13.1 Capital Structure. The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after
(a)	any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)	any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.
     13.2 Available Shares. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 13.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
     13.3 Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
     13.4 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.
§ 14.
CHANGE IN CONTROL

     If there is a Change in Control of the Company, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.
§ 15.
AMENDMENT OR TERMINATION
     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (1) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.
§ 16.
MISCELLANEOUS
     16.1 Shareholder Rights. No Eligible Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a

Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director. An Eligible Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.
     16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.
     16.3 Withholding. Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.
     16.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.
     16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.
     16.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.
     16.7 Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Stock Unit Grant was made.
     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

ROCK-TENN COMPANY
By:	/s/ Steven C. Voorhees

Date:	January 28, 2005

PROPOSED
AMENDMENT NUMBER ONE TO
ROCK-TENN COMPANY
2004 INCENTIVE STOCK PLAN
     Pursuant to the power reserved in § 15 of the Rock-Tenn Company 2004 Incentive Stock Plan, Rock-Tenn Company hereby amends the Plan as follows:
     1. Section 3.1(a) of the Plan is hereby amended to read as follows: “2,900,000 shares of Stock plus”.
     2. Section 3.4 is hereby amended to read as follows:
“3.4 Grant Limits. No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 500,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 500,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $5,000,000.”
This Amendment Number One shall be effective as of January 26, 2007.

ROCK-TENN COMPANY
By:

Title:

Date:

☐	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
Please mark your vote as indicated in this example. ☑
A Election of Directors
The Board of Directors Recommends a Vote FOR Item 1.
1. To elect four (4) directors:

	For	Withhold		For	Withhold
01 — Stephen G. Anderson	☐	☐	03 — L.L. Gellerstedt, III	☐	☐

	For	Withhold		For	Withhold
02 — Robert B. Currey	☐	☐	04 — John W. Spiegel	☐	☐
B Other Proposals
The Board of Directors Recommends a Vote FOR Items 2, 3 and 4.

2. To adopt and approve an amendment to the Rock-Tenn Company 1993 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of our Class A Common Stock available for purchase under the plan.
	For ☐	Against ☐	Abstain ☐

3. To adopt and approve an amendment to the Rock-Tenn Company 2004 Incentive Stock Plan to increase by 900,000 the number of shares of our Class A Common Stock available for any type of award under the plan, including stock grants, to remove the restriction that limits the number of shares available under the plan for stock grants so that all shares available for issuance under the plan will be available for any type of award under the plan, including stock grants, and to increase the annual limitation on stock grants to any employee under the plan so that no employee will be permitted to receive in any calendar year stock grants or stock unit grants under the plan with a fair market value in excess of $5,000,000 at the time of the grant.
	For ☐	Against ☐	Abstain ☐

4. To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of Rock-Tenn Company.	For ☐	Against ☐	Abstain ☐
C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please be sure to sign and date the proxy. Please sign exactly as your name or names appear hereon. For more than one owner, each should sign. When signing in a fiduciary or representative capacity, please give full title. If a corporation submits this proxy, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please have it signed in partnership name by an authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — ROCK-TENN COMPANY

PROXY FOR CLASS A COMMON STOCK
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 26, 2007
The undersigned hereby appoints James A. Rubright and Steven C. Voorhees and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 26, 2007, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and proxy statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and proxy statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.
Unless you are voting via the Internet or by telephone, please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting on January 26, 2007. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy or voted via the Internet or by telephone.
THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEM 1, ITEM 2, ITEM 3 AND ITEM 4 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTER.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Proxy card must be signed and dated on the reverse side.
(Continued on other side)
Telephone and Internet Voting Instructions
You can vote by telephone or the Internet. Available 24 hours a day 7 days a week.
 Instead of mailing your proxy, you may choose one of the other two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet		To vote by Mail

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch-tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE	•	Mark, sign and date the proxy card.

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.	•	Return the proxy card in the postage-paid envelope provided.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 2:00 a.m., Eastern Time, on January 26, 2007.
THANK YOU FOR VOTING